CONTRACT FORM

AGREEMENT NUMBER: GN — 070/RIG/NOC

FOR THE PROVISION OF DRILLING RIG SERVICES

Between

NINOTSMINDA OIL COMPANY

and

GREAT WALL DRILLING COMPANY LIMITED

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

THIS AGREEMENT is made on 21 June 2004.

BETWEEN
(1)	Ninotsminda Oil Company (NOC), acting in accordance with the Laws and Legislation of Cyprus, and having its registered office at 22 Stasicratous, Olga Court, P.O. Box 48, Nicosia, Cyprus ( hereinafter referred to as the “Company”); and

(2)	GREAT WALL DRILLING COMPANY LIMITED (GWDC), a company incorporated under the laws of the People’s Republic of China, having its principal place of business at P.O.Box 766 Liu Pukang, Beijing 100724, P.R.China, (hereinafter referred to as the “Contractor”).

Whereas
A	The Company and its Co-Venturer(s) have an undivided interest under the Production Sharing Agreement for the exploration and production of the Manavi fields in the Contract Area in Georgia, and the Company desires to conduct a drilling program as set forth and described in Schedule IV.

B	The Contractor is engaged in the business of providing drilling rig services and represents that it has adequate resources and equipment in good working order and competent personnel capable of efficiently performing the services to conduct the drilling program contemplated herein.

C	The Company wishes to invite the Contractor to drill and complete or, as necessary, plug and abandon, such wells utilizing its equipment and Contractor Personnel according to good international oilfield practices, all applicable laws, rules, and regulations and in accordance with the terms and conditions as more specifically set forth herein.

D	The Contractor has agreed to provide a drilling rig and associated services and competent personnel to perform the drilling program for Company.

NOW THEREFORE IT IS HEREBY AGREED BY BOTH PARTIES as follows:
1.	The Contractor agrees to perform the services detailed in Schedule IV hereof in accordance with the terms and conditions of the Agreement and, in consideration of the Contractor’s due performance and completion of the said services the Company agrees to pay the Contractor according to the terms and conditions contained herein.

2.	The following Schedules and documents shall form part of the Agreement:

Schedule I:	General Terms and Conditions
Schedule II:	Compensation
Schedule III:	Commercial Terms and Administrative Procedures (Liabilities, Insurance, Notices etc.)
Schedule IV:	Scope of Work
Schedule V:	Equipment, materials and services to be provided by Company
Schedule VI:	Equipment, materials and services to be provided by Contractor
Schedule VII:	Checklist of responsibilities for services and materials

In the event of any inconsistency or discrepancy between any of the Schedules forming part of the Agreement, then precedence shall be in order from Schedule I to Schedule VII as listed above.

3.	The Company reserves the right to require that the Contractor will procure, either a guarantee or bond from a bank or financial institution acceptable to the Company or a written guarantee by the Contractor’s parent company of the Contractor’s performance of the said services hereunder.

4.	This Agreement is valid for the duration starting from the date first written above to the date of Contractor’s completion of the WORK as specified herein, or early termination in accordance with the terms and conditions of the Contract, whichever occurs first.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

IN WITNESS WHEREOF the Agreement is executed as follows:

Ninotsminda Oil Company

Name	Nikoloz Tevzadze
Signature	/s/: Nikoloz Tevzadze
Title	Georgian British Oil Company Ninotsminda General Director
Date:	21 June 2004

GREAT WALL DRILLING COMPANY LIMITED

Name	Hu Xinfeng
Signature	/s/: Hu Xinfeng
Title	Vice President of Great Wall Drilling Company
Date:	21 June 2004

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

General Terms & Conditions — Table of Contents

Article	Title
1.	Interpretation
2.	Basis of Agreement
3.	Commencement, Duration and Scope of Work
4.	Title
5.	Contractor Supplied Resources
6.	Not Used
7.	Other contractors
8.	Transport of Personnel and Equipment
9.	Health, Safety and Environment
10.	Representatives
11.	Bases
12.	Contractor's Work Obligations
13.	Conduct of the Contractor
14.	not applicable
15.	Independent Contractor
16.	Prices and Rates
17.	Payment
18.	Taxation
19.	Liabilities and Indemnities
20.	Rights, Benefits and Indemnities
21.	Insurance
22.	Status of Co-Ventures
23.	Force Majeure
24.	Non Performance by the Contractor
25.	Substitution of the Rig
26.	Liquidation or Insolvency

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

27.	Termination
28.	Suspension
29.	Confidentiality and Publicity
30.	Assignment and Subcontracting
31.	Amendments
32.	No Waiver
33.	Notices
34.	Entire Agreement
35.	Severance
36.	Law

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

SCHEDULE I

GENERAL TERMS AND CONDITIONS

1	INTERPRETATION

1.1	Definitions

In the Agreement the following words and expressions shall, unless the context otherwise requires, have the following meanings:

“Affiliate”	shall mean in relation to any Party, any company or other legal entity in which, directly or indirectly, such Party holds fifty (50) percent or more of the voting rights in such company, partnership or legal entity or a company, corporation or other legal entity holding, directly or indirectly, fifty percent or more of the voting rights in such Party.

“Agreement”	shall mean the Agreement reached between the Company and the Contractor as set forth in the documents listed hereunder and any subsequent amendments thereto agreed in writing by the Company and the Contractor to form part of the Agreement:

Schedule I	General Terms and Conditions

Schedule II	Compensation

Schedule III	Commercial Terms and Administrative Procedures (Liabilities, Insurances Notices etc)

Schedule IV	Scope of Work

Schedule V	Equipment, materials and services to be provided by Company

Schedule VI	Equipment, materials and services to be provided by Contractor

Schedule VII	Checklist of responsibilities for services and materials.

“Contract Area”	shall mean the Manavi Fields in the Republic of Georgia and any areas or premises used in association therewith.

“Company’s Representative”	shall be the person nominated from time to time and notified to Contractor in writing as being the person authorised to liaise with and issue instructions to Contractor prior to and during the performance of the Work in accordance with the terms in Article 10.

“Contractor’s Representative”	shall be the person nominated in writing to Company as being the person assigned to the Work throughout the duration of the Agreement and having the authority to act for and on behalf of the Contractor in all matters relating to the Agreement.

“Co-Venturer”	shall mean any company or other legal entity which is party to the Production Sharing Agreement in the Manavi Fields and/or associated agreements in either case for the purposes of searching for and extraction of hydrocarbons in the form of oil or gas in the Contract Area and on whose behalf the Company is entering into the Agreement.

“Demobilisation”	shall mean the removal from Location on the completion of the Work of all of the Contractor’s equipment and personnel.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

“Extra Work”	shall mean any extra work required by the Company, being always subject to a Variation Document.

“Government”	shall mean the government of the Republic of Georgia inclusive of any ministry, department, authority, agency or other body representing the government or exercising any power of the government pursuant to any statute, regulation or official decree.

“Location”	shall mean the location of any work to be carried out by the Contractor contemplated under the Agreement and in relation to which the Contractor carries out the work pursuant to the Agreement.

“Mobilisation”	shall mean the arrival at the first Location of all of the Contractor’s Equipment and personnel necessary for the Contractor to carry out the Work also it shall mean full Rig Up, where the Rig Up means full erection of the drilling rig and readiness of Contractor for spudding, which shall be confirmed without any delay by Company in written form.

“Party”	means a party to this Agreement, its successors and permitted assignees.

“Production Sharing Agreement”	means any Production Sharing Agreement awarded by the Government of the Republic of Georgia to the Company.

“Scope of Work”	shall mean the scope of work set out in Schedule IV.

“Schedule(s)”	shall mean the schedule(s) detailed in Article 1.1 as referred to numerically and exhaustively therein.

“US Dollars”	shall mean United States Dollars.

“Variation Document”	shall mean any Extra Work required by the Company and issued to the Contractor in writing and signed by the Company’s representative, which alters the Work, as further set out in Article 3.3 hereunder.

“Willful Misconduct”	shall mean, in relation to the Contractor and/or Company, an intentional and conscious or reckless disregard of any provision of the Agreement by any of its or its Affiliates’ officers, directors, employees, agents or sub-contractors having any involvement in the Work.

“Work”	shall mean all work required by the Company in accordance with the Scope of Work and in accordance with the obligations set forth in Article 12 and pursuant to the Company’s instructions as may be given from time to time in accordance with the Agreement.

1.2	Interpretation

(i)	Any and all references in the Agreement to Articles are references to the Articles contained in this Schedule 1 of the Agreement.

(ii)	Words importing the singular only also include the plural and vice versa where the context requires.

(iii)	The headings in the Agreement are used for convenience only and do not form part of the Agreement and shall not govern or affect the interpretation or construction of the Agreement.

(iv)	Any reference to statute, statutory provision or statutory instrument shall include reference to that statute, statutory provision or statutory instrument as may be from time to time amended, extended or re-enacted.

(v)	Unless stated elsewhere in the Agreement, the General Terms and Conditions shall take precedence over the terms of Schedules II to VII. In case of ambiguity and conflict among

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Schedule II to Schedule VII, then precedence shall be in order from Schedule II to Schedule VII as listed.

2	BASIS OF AGREEMENT

2.1	Contractor’s Covenants

In consideration of the payments to be made to the Contractor by the Company for the Work in accordance with the Agreement, the Contractor hereby covenants with the Company that the Contractor shall duly perform and complete the Work at the times and in the manner and subject to the terms, conditions and stipulations set forth in the Agreement.

2.2	Company’s Covenants

In consideration of the due performance and completion of the Work, the Company hereby covenants, for itself and its successors and assignees, with the Contractor that the Company will pay to the Contractor such sums as may become payable to the Contractor in accordance with the Agreement.

3	COMMENCEMENT, DURATION AND SCOPE OF WORK

3.1	Commencement and Duration of Agreement

The Agreement shall come into effect on the date first written above and shall continue thereafter to be in effect and in full force until all Work including any agreed extensions, has been completed and all other obligations of the Parties under the Agreement have been performed in accordance herewith, unless sooner terminated in accordance with the provisions of this Agreement.

3.2	Scope of Work

The Company intends to drill a well on the Ninotsminda licence area on the Manavi Field. The Company reserves the right to modify the Scope of Work on reasonable notice to the Contractor in accordance with Article 3.3.

3.3	Variations

The Company may, within the terms and conditions of the Agreement, require Extra Work and issue a Variation Document to the Contractor. Except in an emergency endangering life or property, the Extra Work shall not be commenced until the Contractor has first received a Variation Document. Rates for Extra Work shall be agreed and clearly defined by the Parties in the Variation Document.

3.4	Time of the Essence

The Contractor acknowledges that the time of performance of the Work is an integral and essential part of the Agreement and that the Company requires the Work to be completed considering that time is of the essence.

4	TITLE

4.1	Contractor warrants good title to all materials, goods, equipment and plant that are to be provided by Contractor hereunder. Contractor represents and warrants that no other person or corporation has any right, title or interest in or to any equipment described in Schedule VI hereto or utilized in the Work, or any lien, mortgages, encumbrance or claim thereon, except as may have been specifically notified to Company in writing prior to the execution of this Agreement.

4.2	Contractor shall without compensation completely disclose in detail promptly in writing to Company all developments, concepts, know-how, discoveries, inventions and improvements made, developed, perfected, devised, completed, conceived or acquired by Contractor whether or not patentable, whether

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

or not with Company’s facilities, whether or not during regular working hours and whether solely by the Contractor or in collaboration with others which may arise from the performance of the Work or results from any tasks specifically assigned by the Company to Contractor which the Contractor agrees will belong to Company and if so requested by Company, the Contractor will assign, transfer and convey to Company and/or its assignee all right, title and interest in and to all such developments, discoveries, inventions and improvements. For the purpose of this Article 4.0, “Contractor” shall mean the Party to this Agreement, its sub-contractors, its and their Affiliates, together with its and their respective officers, directors, employees and agents.

5	CONTRACTOR SUPPLIED RESOURCES

5.1	Safety

The Contractor shall observe and comply with all guides, codes and regulations issued by any authority having jurisdiction in the Contract Area relating to health, safety and the environment and, without prejudice to the generality of the foregoing, shall comply in all respects with the provisions of Article 9 hereunder.

5.2	Sufficiency

Contractor shall be deemed to have read carefully, all drawings, plans, specifications and all other documentation based on this Agreement and the services to be performed hereunder, in order for Contractor to determine the class, quantity and quality of equipment, materials and labour that will be required for the performance of the WORK. Contractor shall be responsible for ensuring that it includes all necessary equipment and materials and is of the quality required for performance of the Work. Contractor shall ensure a full understanding and knowledge of the nature and scope of the Work and the prevailing conditions under which it shall be performed.

Prior to mobilizing equipment to the Location, Contractor shall forward copies of the certification for its equipment to the Company. If an acceptable certifying authority has not certified Contractor’s equipment, Contractor shall be responsible for obtaining such certification at its own cost, prior to mobilisation.

5.3	Changes to the Contractor’s Equipment

The Company may, at any time upon giving notice to the Contractor, require the Contractor to make changes to the Contractor’s equipment as specified in such notice. Upon receipt thereof the Contractor shall effect such changes as soon as practicable. Any resulting increase or reduction in charges will be agreed between the Parties in writing prior to the changes being brought into practice.

5.4	Contractor shall ensure that it contacts Company’s Representative to establish which Company procedures apply to the Work and to obtain an up-to-date copy of such procedures prior to commencement. It shall be Contractor’s responsibility to thereafter ensure that the Work is, at all times, performed and any items provided by Contractor in accordance with Company procedures, specifications and statutory requirements.

At Company’s sole option, Contractor may be required to propose its own procedures or specifications for Company’s approval and, once approved, adhere to them for the term of the Agreement.

5.5	Personnel

The Contractor shall, at its expense, provide and keep available for the Work, personnel who are suitably qualified to perform the tasks required of them to carry out and complete the Work, including supervisory personnel having a thorough knowledge of drilling equipment and techniques. Contractor shall ensure that an English speaking representative, or interpreter, be available at all times at the Location. Without prejudice to the generality of the foregoing the Contractor shall ensure that personnel are skilled, experienced and qualified for the operations they are required to carry out hereunder to a standard not less than that which may from time to time be required by the relevant Government authorities.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Contractor shall, at its own expense, procure and maintain in full force and effect all administrative authorisations including, by way of illustration and not limitation, entry visas, residence permits and work permits for all Contractor employees, agents or servants whose services are engaged in the performance of the Work.

In relation to any Contractor personnel expected to make, in the Company’s sole opinion, significant technical contribution to the Work, the Contractor shall submit full particulars, in the form of a resume, of the qualifications and experience of said personnel to the Company prior to that member of the Contractor’s personnel starting any part of the Work. No such person may start unless the Company’s written approval has been given. The Contractor shall submit resumes of its other personnel assigned to the Work on written request by the Company. The Company reserves the right to reject any person designated by the Contractor, prior to that person commencing work on the project.

5.6	Removal of Personnel

The Company may at its sole discretion demand in writing that the Contractor remove from the Work, at no cost to Company, any person who in Company’s opinion is incompetent in the performance of his duties or is guilty of misconduct or whose behavior is considered detrimental to Company and Contractor will be obliged to comply and, if so required, to furnish an acceptable replacement at no extra cost to Company. No remuneration will be payable during any period when all Contractor’s personnel are unable to perform their duties to the satisfaction of the Company.

5.7	Deficiency in Personnel

If the Company is of the opinion that the Contractor is operating with a deficiency in the number or quality of the Contractor’s personnel or that of its Affiliates, agents or sub-contractors dedicated at any time to the Work or any part thereof the Company may require the Contractor to remove such personnel at the Company’s sole discretion and replace with personnel satisfactory to the Company or to use additional personnel satisfactory to the Company and the Contractor shall bear any additional costs in respect thereof.

5.8	Adjustment to the Contractor’s Personnel

The Contractor shall not at any time without the Company’s approval increase or decrease the number of the Contractor’s personnel or that of its Affiliates, Agents or Sub-contractor.

5.9	Discipline

The Contractor shall at all times maintain strict discipline and good order among its personnel and that of its Affiliates, agents or its sub-contractors. The Contractor shall ensure that, in addition to the terms of Article 13, all such personnel comply with all of the following rules in the Contract Area:

(i)	it is forbidden to bring into or use in the Contract Area unauthorized explosives;

(ii)	it is forbidden to possess or consume drugs, alcohol or other intoxicants or to be under their influence and the safety or quality of work shall not be jeopardized;

(iii)	it is forbidden to indulge in fighting, horseplay or malicious damage, careless or reckless behavior;

(iv)	smoking is strictly forbidden other than in approved designated areas.

5.10	Employment of Personnel

The Contractor shall adhere to all labour laws, regulations, standards and practices, general levels of pay and allowances, general conditions of employment, accommodation, messing and transport applicable in the Contract Area.

5.11	Personnel Records

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

The Contractor shall keep relevant medical records, wages books and time sheets and full records of all personnel employed in connection with the Work.

The Company shall be entitled at all times to inspect and take copies from all or any such documents. The Contractor shall also submit such returns as the Company may require relating to matters to be contained in such documents.

5.12	Passports and Visas

The Contractor shall ensure that all the Contractor’s personnel and that of its Affiliates, agents and sub-contractors are in possession of valid passports and the Contractor shall obtain all visas and entry or other permits required to enable such personnel to proceed to and work in the Contract Area. To the extent that such visas or permits are required to be issued by the Government of the Republic of Georgia or any other relevant authority, the Company shall, at the Company’s sole discretion, endeavour to assist the Contractor to obtain such visas and permits. The costs of obtaining such visas or permits shall be borne by the Contractor.

5.13	Waste Containers and Materials

Contractor shall be responsible for unused or waste containers, resulting from Contractor’s services at the Location, which contain waste, and Contractor shall comply with best industry practice and all relevant legislation, regulations, standards, etc. in relation to such waste.

6	NOT USED

7	OTHER CONTRACTORS

The Contractor agrees to co-operate fully at all times with all other contractors undertaking services for the Company.

8	TRANSPORT OF PERSONNEL AND EQUIPMENT

8.1	Contractor Transport

The Contractor shall provide any and all transportation required for its personnel and equipment in connection with the performance of the Work at no cost to the Company.

9	HEALTH, SAFETY AND ENVIRONMENT

9.1	Affiliates, Agents and Sub-contractors

The Contractor shall ensure that its Affiliates, agents and its sub-contractors observe and comply with the provisions of this Article 9.

9.2	Compliance with Requirements of Government Authorities

The Contractor shall observe and comply with all guides, codes and regulations issued or amended from time to time by any government or other authority having jurisdiction in the Contract Area relating to health, safety and environment and shall ensure that its personnel, Affiliates, agents and sub-contractors shall each observe and comply with all such guides, codes and regulations.

9.3	Obligations of Contractor

9.3.1	It shall be the Contractor’s obligation to determine at all times whether operations can be safely continued or undertaken including, without limiting the generality of the foregoing, the obligation to determine by the Contractor’s own inspection that all items of equipment furnished by the Contractor are loaded and/or stored in a proper and safe manner and that the equipment furnished by the

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Contractor is in all respects suitable to undertake any contemplated operations in the then existing physical conditions.

9.3.2	The Contractor shall ensure that its personnel receive all necessary information and instruction on equipment dangers to enable them to carry out the Work without undue risk to themselves, other personnel, plant and equipment and the environment. Without prejudice to the generality of the foregoing:

(i)	the Contractor shall be responsible to ensure that personnel wear all items of safety clothing and equipment as required by applicable statute or regulation;

(ii)	the Contractor shall take all measures to provide safe working conditions; in particular, no smoking or open flame or matches or lighters shall be permitted on the rig except in areas designated by the Contractor in consultation with the Company as areas wherein smoking or open flames are permitted.

9.4	Contractor’s Policy

The Contractor will supply to the Company a copy of its own health, safety and environmental policy. The statement shall indicate how responsibilities are allocated and shall specify by name one individual with overall responsibility for health, safety and environmental matters.

9.5	Company’s Regulations

Without prejudice to the Contractor’s general responsibility for the safety of its operations and the personnel involved, the Contractor shall observe, perform and follow health, safety and environment regulations issued by the Company and supplied to the Contractor.

9.6	Responsibility

The presence of, and the inspection and supervision by, the Company’s representatives at the Location in accordance with and pursuant to the provisions of the Agreement shall not relieve the Contractor from its obligations and responsibilities hereunder.

9.7	Abnormal and Hazardous Conditions

If at any time the Contractor believes that continuation of the Work will result in abnormally hazardous conditions, then the Contractor shall notify the Company accordingly in writing and in the meantime shall exert every possible effort to overcome such conditions. Whenever practicable the Contractor shall consult with the Company’s representative as to what constitutes an abnormally hazardous condition for the purpose of this provision. In any such case the Contractor is entitled to stop performing operations provided that it takes all precautions to leave the equipment and the Location in the safest possible condition.

With respect to adverse weather conditions the Contractor, in consultation with the Company, shall decide when in the face of impending adverse weather conditions, to instigate precautionary measures in order to safeguard the Location, the equipment and personnel to the fullest possible extent. The Contractor and the Company shall each ensure that its representative for the time being will not act unreasonably in the exercise of their discretion under this Article.

9.8	Termination

The Contractor’s refusal or inability to remedy any hazardous safety or environmental working practice, or to perform the required modification to its equipment within seven (7) days shall constitute a fundamental breach of the Agreement and the Company shall be entitled, in addition to and without prejudice to any other rights and remedies the Company may have, to terminate the Agreement in accordance with Article 27 hereunder.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

9.9	Medical Treatment

The Contractor shall be responsible for the medical welfare of its personnel and the personnel of its Affiliates, agents and its sub-contractors and will take care of their periodical medical examinations, will make arrangements for medical attendance, treatment or hospitalisation if and when necessary and will arrange suitable insurance coverage for such contingencies. In cases of extreme emergency, the Company will endeavour to provide medical assistance to the Contractor’s personnel provided it shall in no way incur any liability in respect thereof. Charges for treatment or hospitalisation or for any insurance coverage in respect of the foregoing shall be for the Contractor’s account.

9.10	Reporting

The Contractor shall immediately inform the Company in writing when a safety or environmental incident and/or accident occurs in any way connected with the Work, whether or not it may affect any operations of the Company or the operations of others working on behalf of the Company.

9.11	Travel

Whenever the personnel of the Contractor or of its Affiliates, agents or of its sub-contractors are employed in working on or in any of the facilities of the Company or are traveling to and from such facilities, then the Contractor shall ensure that they shall comply with both the Company’s safety regulations currently in force and the safety provisions contained in the Agreement.

10	REPRESENTATIVES

10.1	Company’s Representative

Company’s Representative shall be Mr Alex Chinchinadze.

Company’s Representative may at any time and for any reason(s) delegate any or all of his rights and duties and/or functions to any other person. Company shall promptly notify Contractor of any such delegation in writing.

Contractor shall establish and at all times, maintain communication with Company’s Representative or his nominated delegate to obtain any decision, direction or authorisation necessary for the complete performance of the Work. The presence of Company’s Representative or the nominated delegate shall not relieve Contractor from his obligations in the proper execution of the Work.

Company’s Representative or his nominated delegate shall be responsible for monitoring the performance of the Work and shall have the necessary authority to stop or suspend any part of the Work which in his opinion is not performed to a satisfactory standard.

In addition to the duties and authority defined hereunder the Company’s Representative is authorised to require that the Contractor provides such other services that the Company’s representative deems necessary to ensure the safety and completion of the Work provided that such requirement of services is within the capability of the Contractor.

The Company’s Representative shall also be authorised to require the Contractor to make good any part of the Work which has not been performed in accordance with the Agreement and the costs of such making good shall be borne by the Contractor.

In the performance of his duties the Company’s representative shall inform the Contractor’s representative of the desired end result of the operation and any special parameters to be observed or precautions to be taken by the Contractor in the performance of the Work.

Contractor shall at all times permit Company’s Representative or his nominated delegate unescorted free access to all areas where the Work or any parts thereof is being performed wheresoever such areas may be located.

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Failure of Company’s Representative or his nominated delegate to inspect or call to the attention of Contractor, any particulars in which the Work does not comply with the Agreement, shall in no way relieve Contractor of its obligations under the Agreement.

10.2	Contractor Representative

Contractor’s Representative shall be Mr. Liu Baihong

Contractor’s Representative may delegate his authority and duties to any nominated deputy subject to prior written approval from Company and provided that such person is at that time already involved in the Work.

Contractor’s Representative or his nominated deputy shall comply with and adhere strictly to instructions issued by Company’s Representative or his nominated delegate on any and all matters concerning the Work to be provided under this Agreement.

Contractor’s Representative or his nominated deputy shall be present at the Location at all times when the Work is being performed and shall act in full charge of the Work. Contractor’s Representative or his nominated deputy shall have full authority to resolve all day to day matters which may arise between the Contractor and Company and to act for and bind the Contractor in all matters relating to the Contractor’s performance of the Work and its obligations hereunder.

The Contractor’s representative or his nominated deputy will participate within a team environment at the Location and is expected to form a harmonious relationship with other senior service company representatives and Company’s Representative. Furthermore, the Contractor’s Representative or his nominated deputy will endeavour to act in a proactive manner to prevent inefficiencies in the operation as a whole and will advise Company’s Representative as soon as practicable if any of the Contractor’s equipment becomes not fully serviceable or if any Company supplied item(s) or resources consumed by the Contractor are required in order to maintain efficient operations.

In the event that Company shall require the removal of Contractor’s Representative or his nominated deputy and so requests in writing, Contractor shall, at no additional cost to Company, immediately remove Contractor’s Representative or his nominated deputy from the Work. The Contractor will immediately replace him with another Contractor’s Representative or his nominated deputy who shall be approved by the Company.

11	BASES

11.1	Company Base

The Company will maintain base(s) as detailed in Part 10 of Schedule III for the purposes of the Agreement.

11.2	Contractor Base

The Contractor shall maintain an office base at the Location designated in Part 10 of Schedule III from where the Contractor’s senior management will direct the Contractor’s Representative at the Location

12	CONTRACTORS WORK OBLIGATIONS

12.1	Deemed Satisfaction

The Contractor shall satisfy itself in respect of all operational, environmental, and statutory requirements and all other matters which may affect the performance of the Work, and failure to do so will not relieve Contractor from any of its contractual obligations hereunder.

12.2	Mobilization and Demobilization

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

The Contractor shall mobilise the Contractor’s equipment and the Contractor’s personnel to the Location no later than the date specified in the Scope of Work or such later date as may be agreed by the Company in writing and shall demobilize same upon the completion of the Work (or at a mutually agreed later date) to the satisfaction of the Company.

In case of late mobilisation except caused by Force Majeure, when Mobilization takes longer than time determined as estimated time for Mobilisation, Company has a right to charge Contractor for those expenses which might occur for the Company due to such delay of Mobilisation. Company should informs Contractor about any such possible expenditures that Company might become liable to any other party due to late Mobilisation.

In the event that the spudding in operation is delayed due to the failure of readiness for services by Company’s other contractors, the Contractor shall be entitled to be compensated by the Company at the applicable operating day rate for the period of such delay.

12.3	Contractor’s Performance

The Contractor shall perform the Work with all due skill, diligence and care and in a safe competent and workmanlike manner in accordance with good and prudent oil and gas field practice as judged by oil industry standards and as ordinarily employed by reputable international companies.

12.4	Compliance with Laws

12.4.1	The Contractor shall comply, and shall ensure that its Affiliates, employees, agents and its sub-contractors comply with all laws, decrees, circulars, regulations, rules and directives and with all relevant local customs of the Republic of Georgia and laws, decrees, circulars, regulations, rules and directives of other governments which are applicable at the date hereof or which may in the future become applicable to the Contractor’s business, the Contractor’s equipment or to its personnel or that of its Affiliates, agents or its sub-contractors engaged in the Work.

12.4.2	The Contractor hereby indemnifies the Company against any and all fines, penalties or other liability which may be asserted or assessed due to Contractor’s breach by any person referred to in the foregoing Article 12.4.1 of any such laws, decrees, circulars, regulations, rules and directives and local customs.

12.5	Permits

The Contractor shall procure all licenses and permits necessary to enable Contractor to perform the Work. The Company agrees to assist the Contractor to obtain such licenses and permits.

12.6	Operations to be Performed

The Contractor shall undertake and complete the Work in accordance with Schedule IV — Scope of Work and the drilling program specified by the Company.

12.7	Procurement of Local Goods and Services

12.7.1	The Contractor undertakes that, where and to the extent that it in Contractor’s own opinion is available and technically and economically practicable, it shall:

(i)	purchase all equipment, goods, materials and supplies that the Contractor is obliged to provide under the Agreement from local suppliers or manufacturers; and

(ii)	make use of services and research facilities, professional or otherwise, which are rendered by local firms or companies incorporated in Georgia; and

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(iii)	give favorable preference to the employment of local nationals in the Work to the fullest extent possible provided such nationals have, in the opinion of the Contractor, the required qualifications and experience.

12.7.2	For the purpose of the foregoing Article 12.7, the term “technically and economically practicable” shall mean that:

(i)	materials, equipment and supplies which the Contractor is obliged to provide under the Agreement conform to technical and safety standards acceptable to both the Company and the Contractor, and that they are available in the required quantities and quality and can be delivered within periods acceptable to both Parties; and

(ii)	the terms and conditions of supplies including maintenance, servicing and availability of spare parts are acceptable both to the Company and to the Contractor, and

(iii)	prices and costs are acceptable to the Contractor.

12.13	Delivery of Spares

The Contractor shall arrange for the delivery from point of origin (Salyan Oil Field in Azerbaijan or China) to the supply base specified in Part 10 of Schedule III of spare parts for the Contractor’s equipment together with all necessary or desirable packing and marking for that purpose. All charges and/or costs relating to the importation and/or exportation of the Contractor’s equipment, spare parts and supplies will be paid by the Contractor who shall also where practicable supervise all activities of the packing company and its forwarding agent in order to expedite proper shipment and ensure proper documentation as required by applicable government and/or government agencies.

12.14	Data

The Contractor shall deliver to the Company all copies of the forms or other data pertaining to the Work(s) upon completion. The Contractor may retain copies of non-confidential data in accordance with good oil field practice for its records provided that it shall have first obtained the Company’s written consent otherwise all information pertaining to the Work(s) will be returned to the Company.

12.15	Additional Work

The Contractor shall also carry out any further work as may be required by the Company subject to being in accordance with the conclusions on such additional work to be mutually agreed in writing by the Parties.

12.16	Ownership of Technical Information

No technical information acquired or developed by the Contractor under the Agreement shall become the property of the Contractor and all such technical information shall be delivered in accordance with the Company’s instructions upon completion or termination of the Agreement or when so instructed by the Company.

During the course of the Work, the Contractor may use such technical information whether in the form of tapes, data, documents, specifications and plans in the performance of the Work and shall keep them in its custody and care, and shall deliver them to the Company upon completion.

12.17	Delivery

12.17.1	The Contractor shall deliver the work related technical information to the addresses specified in Part 3 of Schedule III of the Agreement or to any third party as designated in writing by the Company. The Contractor shall take all possible measures to ensure that no magnetic medium (tape, disk or other) will be passed through, or otherwise come into the vicinity of any form of, magnetic device during transport.

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12.17.2	Prior to transportation of any technical information, tapes, results and/or data by the Contractor, the Contractor shall advise the Company’s representative of the shipping and packing details.

12.18	Maintenance of Equipment

12.18.1	Well Control Equipment

The Contractor shall exercise care in the prevention of fires, explosions and blowouts and it shall do everything possible to maintain well control equipment in good operating condition at all times including but not necessarily limited to employing correct service schemes, replacement of unserviceable parts with original manufacturers spare parts, routine pressure testing and shall ensure that approved well control equipment is in good order at all times. During drilling operations the Contractor shall use satisfactory blow-out prevention equipment approved by the Company.

The Contractor shall examine and test all blow-out prevention devices in accordance with the Company’s drilling or testing programme and to record the results of such tests on the drilling reports.

12.18.2	Drill string

(a)	Contractor shall supply drill strings which are either new or meet Premium Grade requirements as set out in API RP7G, latest edition. If not new, Contractor will also supply a history of the drill string. Contractor shall supply Company with a copy of inspection reports of the drill strings, such inspections having been made after release from the Rig’s previous assignment and prior to commencement with the Company.

(b)	Contractor’s drill pipe shall be smooth hard banded to the satisfaction of the Company.

(c)	Contractor’s drill strings shall be fully re-inspected, at the cost of Contractor after each 20,000ft of hole drilled (or two wells if the cumulative depth is greater than 20,000 ft) or every six (6) months whichever shall first occur, and items failing to meet Premium Grade requirements of API RP7G latest edition shall be promptly replaced. Company shall have the right to have Contractor’s drill strings inspected at any time at Company’s cost, between contractual inspection, and items failing to meet Premium Grade requirements of API RP7G, latest edition shall be promptly replaced, or repaired in a manner acceptable to Company, at Contractor’s cost.

(d)	Contractor’s drill collars shall be fully-inspected after each 20,000ft of hole drilled and/or at Company requirement, at the cost of Company and those not meeting the appropriate grade will be promptly replaced. Drill collars pin and box connections shall have stress-relief grooves as per API RP7G, Elevator and Slip grooves and be spiraled.

(e)	All other down hole tools shall be similarly inspected by methods acceptable to Company, and replaced if cracks, wear or other defects are revealed at the end of well or more frequently at Company’s request.

(f)	All inspections performed by Contractor to meet the provision of this Article must not result in any downtime. In the event that such inspections do incur downtime, during day rate operations, the daily repair rate as specified in Schedule II shall be applicable.

12.19	Rig to be Maintained in Good Order

The Contractor shall ensure supply of all of the equipment, materials and supplies as may be needed by it to keep the Contractor’s Equipment in good working condition and to enable it to have on hand or on order at all times sufficient supply of consumable materials and spare parts to ensure an efficient uninterrupted operation for Company in Georgia.

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12.20	Drilling Reports and Records

The Contractor shall maintain all statutory, regulatory and any other required records of its operations under the Agreement and shall at all times provide the Company with such data and information, including copies of any documents, as will permit the Company to comply with applicable statutory or other reporting obligations, subject to Company’s notification to Contractor of such data and information.

Without prejudice to the generality of the foregoing, the Contractor shall keep and furnish to the Company a daily drilling report showing the relevant information in respect to hole sizes and depth for each hole section encountered in the Work and the formations penetrated, and shall prepare reports and records as requested including but not limited to a weekly BOP checklist, trip sheets and kick control sheets, and notify the Company immediately when any oil or gas-bearing formation is encountered. The format and contents required for the drilling report shall be specified by the Company and the Contractor hereby agrees to comply in all respects with the Company’s reporting requirements set out in this Article and in Part 6 of Schedule III.

The Company shall at all times have complete access to all records and such other data as may be compiled by the Contractor relating to the Work. All such data and records shall, upon request, be delivered by the Contractor to the Company and shall belong exclusively to the Company.

13	CONDUCT OF THE CONTRACTOR

13.1	Gifts and Alcohol

Neither the Contractor nor any of its personnel shall make or offer any bribe, gratuity, reward, commission or other inducement in money or of any other description whatsoever to any person, firm or company directly or indirectly involved with the Work. Neither the Contractor nor any of its personnel shall except for bona fide medical purposes, keep, sell, barter, give, dispense or otherwise dispose of any drugs or alcoholic liquors to any person at/on the Location or in the Contract Area or permit the same to be done by any person.

13.2	Business Ethics/Conflict of Interests

Contractor shall not use, or allow to be used, any information of any kind which is proprietary to Company, in a manner which could conflict with the interests of Company.

Contractor is obliged to exercise care and diligence to prevent itself and its personnel from conducting any actions or conditions, which could result in a conflict with Company’s interests.

Contractor’s obligations shall include, but not be limited to, establishing precautions effectively to prevent any of its and its Affiliates and its sub-contractors personnel from making, receiving, providing and offering to Company and its Affiliates and its sub-contractors personnel:

(a)	any gifts of more than nominal value, or

(b)	entertainments other than infrequent meals, or

(c)	payments, or

(d)	loans or,

(e)	any other consideration for the purpose of influencing individuals.

13.4	Alcohol at the Location

Alcohol shall not be permitted at the Location save in a form generally used in medicine and forming a bona fide constituent of a medical kit. The Company’s representative reserves the right to check that Contractor’s personnel and those of it’s Affiliates, agents and its sub contractors are complying with

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the provisions of Article 13.1 and 13.4. The Company’s representative may at his absolute discretion prohibit any member of the Contractor’s personnel to go on to the Location or may require such person to leave the Location where he has reasonable grounds to suspect non-compliance by Contractor’s personnel with the provisions of either Article 13.1 or 13.4.

13.5	Personnel

The Contractor shall ensure that its personnel and those of its Affiliates, agents and its sub-contractors are advised of and comply with the provisions of this Article 13.

13.6	Fair Wages

The Contractor shall pay fair and reasonable wages, such as may be prescribed by law, regulation, decree or other Government instrument, to its locally engaged personnel. The Contractor shall abide by the laws and regulations of the Republic of Georgia and shall carry employers liability insurance (or equivalent), as more particularly set out in Article 21 below, providing voluntary benefits and covering the Contractor’s liability to all locally engaged employees.

13.7	Industrial Relations

The Contractor shall maintain good industrial relations and shall inform and consult the Company on all matters related to employee relations, including but not limited to rates of pay, allowances, amenities, overtime, collective bargaining, union relationships, discipline and grievance procedures and shall keep the Company fully informed on all said matters on its own initiative to the extent necessary so that the Company’s interests in this matter shall not be prejudiced, and in any case as and when the Company requires.

13.8	Public Relations

The Contractor shall use its best endeavors to maintain goodwill with Government, any regulatory bodies in the Republic of Georgia and with the general public.

The Contractor shall not release any article, film or comment about the Work to the press or any other party without the prior written consent of the Company.

13.9	Personnel Records

The Contractor shall keep relevant medical records, wages books and time sheets and full records of all personnel employed in connection with the Work.

The Company shall be entitled at all times to inspect and take copies from all or any such documents. The Contractor shall also submit such returns as the Company may require relating to matters to be contained in such documents.

14	NOT APPLICABLE

15	INDEPENDENT CONTRACTOR

In the performance of this Agreement it is hereby declared that Contractor is an independent contractor and not an agent of Company. All persons assigned to the Work by Contractor shall be deemed to be personnel or agents or employees of Contractor and in no sense shall such personnel be deemed to be agents or employees of Company. Neither the Contractor nor any person employed or assigned by the Contractor shall either represent itself or himself (as applicable) or be deemed for any purpose to be an employee, agent, or representative of the Company in the performance of the Work. Save as specifically provided for elsewhere in the Agreement, Contractor’s equipment shall be under the exclusive control of the Contractor.

16	PRICES AND RATES

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The Contractor shall, subject to the provisions set out in Schedule II, be paid in accordance with the prices and rates set out therein.

17	PAYMENT

17.1	Invoices

17.1.1	All invoices submitted by Contractor to Company shall set out the particulars described in Part 8 of Schedule III. These invoices shall be submitted in accordance with regulations as defined in Article 17.1.2 governing the submission of invoices and acceptance of Work performed. Contractor shall submit monthly one invoice, covering all Work carried out under the Agreement, in the previous calendar month.

17.1.2	Generally the Contractor drilling invoices cover the followings required by the Company

1)	Tour Sheets; travel tickets;

2)	A Billing Period — Make sure correct Tour Sheet dates and Invoice billing dates are the same;

3)	Well Location — Must be the same as the Tour Sheets location;

4)	Well Number — Must be the same as the Tour Sheets;

5)	Invoice Number — Must be given and also no for duplication;

6)	Day Rate Operating — Amount charged must be the same with the current existing Contract with the Company;

7)	Number of Days — number of day’s charge is correct and matches with the Tour Sheets. Number of copies of Tour Sheets attached is correct and complete. Number of days being charged must equal to the Dates stated in the Tour Sheets;

8)	Number of Hours — number of hours charged is correct and matches with the Tour Sheets. Number of copies of Tour Sheets attached is correct and complete. Number of hours that are being charged must equal to the From and To columns in the Tour Sheets;

9)	Day Rate Standby — Amount being charged must be the same with the current existing Contract with the Company. Standby Rate must be lower than the Operating Day Rate;

10)	Labor Charges “Positions” — all positions being charged are legitimate and in accordance with the existing Contract. Positions being charged are all reported in the Tour Sheets. Check if Names reported in the Tour Sheets are for Expats and /or National names;

11)	Labor Charges “Per Day” — amount being charged matches with the existing Contract;

12)	Labor charges “Number of Days” number of days charged corresponds to the timesheets being attached and with the Tour Sheets;

13)	Travel Days “Number of Days” — number of days being charged correspond to the timesheets attached and the with the Tour Sheets;

14)	Travel Days “Rate Per Day” — rates being charged are correct and match with existing Contract;

15)	Total Invoice — Total Calculations in amount of invoice must be equal to the sum of the break downs.

17.1.3	The Company shall make payment within 30 days after receipt of such invoice (submitted pursuant to Article 17.1.1) to the Contractor’s nominated bank account as notified by Contractor to the Company.

If the Company fails to make payment due to the Contractor within such 30 days, the Company shall compensate the Contractor by the Prevailing Interests (using Prevailing Interest Rate) of the unpaid amount calculated from the date of the 30th day of receipt of invoice to the date when the Company pays Contractor all the amount of above unpaid invoice.

17.1.4	Any invoice not complying with the provisions hereof may be returned by the Company to the Contractor whereupon the Contractor shall submit a rectifying invoice. If such rectifying invoice is received by the Company later than the time for submittal provided for in Article 17.1.1, the month of submittal for the purpose of this provision shall be that next following the calendar month in which such rectifying invoice was received.

17.1.5	No payment made by the Company shall be construed as acceptance in whole or in part of the performance by the Contractor of any of its obligations under the Agreement.

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17.1.6	In the event that Contractor is unable to meet its obligations hereunder due to any event of Force Majeure as defined in Article 23, any rates payable shall after 30 (thirty) days since its occurrence be reduced to zero for the remaining duration of the Force Majeure event.

17.1.7	Any payment made by Company hereunder, including the final billing where appropriate, shall not prevent Company from reasonably filing claims or prejudice its right to recover the amount of such claims however they may have arisen.

17.1.8	All invoices in respect of this Agreement shall be submitted within six (6) months of termination. Company shall have the right to reject any invoice submitted after this period.

17.1.8	Final payment for completed Work can only be made after the Work performed has been completed and signed as completed by both Contractor and Company.

17.2	Company’s Right to Dispute Invoices

If the Company disputes any item on an invoice received pursuant hereto then it shall be entitled to withhold from payment, without payment of interest, that amount in dispute until the settlement provided that;

(i)	the Company notifies the Contractor of the disputed item(s); and

(ii)	the Contractor issues a credit note for the disputed portion of the said invoice following receipt of which the Company shall thereafter pay only the undisputed portion of any such invoice.

17.3	Payments Due to the Contractor

Without prejudice to any other of the Company’s rights under the Agreement or otherwise, it shall be entitled to deduct from any payment due or becoming due to the Contractor under the Agreement, all costs, damages or expenses for which the Contractor is liable to the Company under the Agreement.

17.4	Audit

17.4.1	The Company shall have the right to audit at all reasonable times all the records and accounts in connection with the Work, including without limitation all reimbursed costs and expenses relating thereto, which the Contractor shall be obliged to maintain throughout such period. The foregoing audit rights of the Company shall continue for a period of two (2) calendar years commencing 1st day of the next month following the later of-.

(i)	the month in which the Work is completed, or

(ii)	the month in which Company receives the Contractor’s final invoice relating to the Work or after termination of the Agreement if earlier, and the Contractor shall preserve and shall cause its sub-contractors to preserve all documents for the same said period.

17.4.2	Any amount by which the payment by the Company to the Contractor exceeds the amount due to the Contractor as shown by such audit shall be returned forthwith to the Company

17.5	Freedom from Liens

17.5.1	The Contractor shall indemnify and hold Company harmless from and shall keep the Contractor’s equipment, Company equipment, well(s) and Work free and clear of all liens, claims, assessments, fines and levies created or caused or committed by Contractor, its Affiliates, agents or its subcontractors.

17.5.2	Should there prove to be any such lien created or caused or committed by the Contractor, as mentioned in this Article 17.5, upon the property of the Company after all payments hereunder

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have been made by the Company, the Contractor agrees to refund to the Company upon demand all moneys that the latter may be compelled to pay to discharge any such lien.

17.5.3	The Contractor agrees to furnish to the Company, if requested, a full and complete statement that all the Contractor’s suppliers, sub-contractors and vendors have been paid in full for work done or materials furnished in connection with the performance of the Work, subject to the payment due to the Contractor by the Company.

17.5.4	Each party shall defend, indemnify and hold the other party harmless from and against all claims, liens and other encumbrances against such party’s property on account of debts and claims alleged to be due from the party to any person or corporation.

17.6	Sub-Contracts

The Contractor shall ensure that the provisions of the foregoing Articles 17.4 and Article 17.5 are included in all agreements it shall enter into with any subcontractors who shall supply any labour, equipment or materials to be provided under the Agreement.

18	TAXATION

18.1	General

18.1.1	The Contractor shall minimize, and shall procure that its Affiliates, agents and its sub-contractors and its or their personnel shall, to the extent permitted by the laws of the Republic of Georgia, minimize its/their liabilities to taxes.

18.1.2	Subject to the provisions of Article 18. 1.1, the Contractor shall pay any tax, and shall ensure that all due payment is made by its Affiliates, agents and sub-contractors of any tax which may be lawfully assessed upon any of them by any appropriate Government authority in connection with the activities of any of them.

18.1.3	For the purposes of this Article 18.1 only, the expression ‘tax’ shall mean where the context so admits, any tax, duty or other charge of any nature whatsoever, including any interest, assessed or levied in respect of the Contractor’s activities or the activities of its Affiliates, agents or sub-contractors or its or their personnel under the Agreement, by any Government or other authority having jurisdiction within the Contract Area.

18.1.4	The Contractor shall comply with the regulations presented by any department of the Republic of Georgia for the monitoring and controlling of articles imported into the Republic of Georgia for petroleum operations.

18.2	Contractor’s Personnel

The Contractor shall make and shall procure that its Affiliates, agents and sub-contractors shall make all payments to their personnel less any tax or other deductions required to comply with statutory obligations, whether local or otherwise. Contractor shall pay all such tax or other deductions to the Government or appropriate authorities in accordance with applicable regulations.

18.3	Customs Duties

18.3.1	Contractor shall be solely responsible for all import/export charges including clearing and transportation of all Contractor’s equipment and its sub-contractors’ materials and equipment required for the Work.

18.3.2	Company shall never be liable to pay any import and export charges, duties and the like for personnel effects, food, alcohol, tobaccos and other goods of Contractor’s personnel.

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Under the Production Sharing Agreement for the Contract Area goods imported and re-exported are free of any duties if necessary for the proper conduct of petroleum operations so long as the Contractor complies with the import/export protocol for the said Production Sharing Agreement which Company will issue to Contractor. Contractor should obtain the necessary certificate in this regard. Any charges related to non-compliance of these protocols (as varied from time to time) will be for Contractor’s account.

18.4	Withholding Taxes

18.4.1	If the laws of the Republic of Georgia so require, the Company shall be entitled to withhold income, profits, excess profits, sales or turnover, royalty and other taxes from any payments due to the Contractor under the Agreement to the extent that such laws require.

18.4.2	In order to facilitate this taxation purposes the Contract should include the following information:

1)	Contractor’s status (foreign, local, foreign entity)

2)	Contract period with Company should be clearly defined

3)	Contractors materials and services should be shown separately marked in the invoice issued to the Company and for services should be shown that are made outside or inside of Georgia

18.5	VAT

Notwithstanding the terms of Article 18.1 above, but without prejudice to the terms of Article 18.3 above, the Company will pay to the Contractor in addition to and together with the consideration due under the Agreement any Value Added Tax chargeable in respect of goods or services supplied by the Contractor under the Agreement provided that the Contractor provides the Company with a valid tax invoice as may be required under the relevant legislation and regulations made thereunder. The Company shall also pay to the Contractor any end user tax which the Contractor is obliged by the law of any other country or political sub-division thereof to charge in respect of goods or services supplied to the Company under the Agreement.

Under the Production Sharing Agreement for the Contract Area goods, services and works supplied are currently subject to zero percent VAT rate. The Company will, where appropriate, provide a VAT exemption certificate to the Contractor in accordance with all relevant legislation from time to time.

18.6	Indemnity

18.6.1	Except as specifically provided in this Article 18, the Contractor shall pay all taxes assessed against it in connection with the Work or the Contractor’s equipment under the Agreement and hereby agrees both to protect and indemnify the Company and to hold the Company safe and harmless from any and all claims or liability for income, excess profits, royalty or other taxes assessed or levied by the Government, or by the government of any other country against the Contractor.

18.6.2	The Contractor further agrees to protect and hold the Company harmless from all taxes assessed or levied against or on account of wages, salaries or other benefits paid to the Contractor’s personnel or that of its Affiliates, agents or that of its sub-contractors and all taxes assessed or levied against, or on account of any property or equipment of such persons.

18.7	The Contractor shall use all reasonable efforts to co-operate with the Company in all administration of taxes as aforesaid.

18.8	The provisions of this Article 18.0 shall survive the expiration, repudiation or any termination of this Agreement.

19	LIABILITIES AND INDEMNITIES

19.1	Indemnity by the Company and the Contractor

19.1.1	Company and Contractor each agree to defend, indemnify and hold Contractor and Company respectively, harmless from and against any and all liability, damage, claim or costs (including

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legal costs and expenses) in respect of sickness or injury to and death of their respective employees regardless of the cause or reason therefore and regardless of the negligence or breach of duty of the other.

19.1.2	Contractor agrees to defend, indemnify and hold Company harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of loss of, damage to, or loss of use of Contractor’s equipment or property howsoever caused and regardless of the sole or concurrent negligence, or breach of duty of Company. For the purpose of this sub-article Contractor’s equipment or property shall be deemed to include all equipment owned, hired or being provided by Contractor in relation to the Work.

19.1.3	Company agrees to defend, indemnify and hold Contractor harmless from and against any and all liability, damage, claim or costs (including legal costs and expenses) in respect of loss of, damage to, or loss of use of Company’s equipment or property howsoever caused and regardless of the sole or concurrent negligence or breach of duty of Contractor.

19.1.4	Each Party shall bear all consequential or indirect losses it suffers and shall indemnify and hold harmless each other for any liability therefore. Consequential loss shall include, but not be limited to, loss of production, profits, use or any other economic loss.

19.2	Liability for Contractor’s equipment above and below the Rotary Table

Notwithstanding the foregoing provisions of Article 19.1.2, the Company shall be liable to and indemnify the Contractor for damage to or loss, loss of use or recovery or destruction of the Contractor’s Equipment while being used on the well below the rotary table caused by in-hole difficulties including, without limitation, stuck pipe, lost circulation or blow out, abnormal wear, hydrogen sulphide embrittlement, or corrosion fatigue except such damage, loss or destruction is not caused by the negligence and/or willful misconduct and/or default and/or breach of duty (statutory or otherwise) of the Contractor or its affiliates, agents or its sub-contractors whoever is the owner of the so lost or damaged downhole equipment and/or its or their personnel who shall each make all reasonable efforts to avoid or cause any resulting delay in the Work.

19.3	The Hole

The Company shall hold the Contractor harmless against any damage to or loss of the hole or casing therein, except where such loss or damage is caused by or results from the Contractor’s gross negligence and/or wilful misconduct and/or default and/or breach of duty (statutory or otherwise) or that of its affiliates, agents or sub-contractors and/or its or their personnel and, in such event, the Contractor’s liability, without prejudice to the Company’s rights under article 19.9, shall be limited either:

i)	to drill a new hole to the depth at which the loss or damage occurred; or

ii)	to re-drilling such section of the damaged hole,

in either case in accordance with the terms of the Agreement the Contractor, for such repair or re-drilling work, will be paid at a reduced rate which is equal to 50 % of the Daily Operating Rate.

19.4	Blow-out or Crater

19.4.1	During the course of drilling it is likely that hydrocarbons shall be found in sufficient quantities to cause a fire hazard or endanger the well(s), personnel or equipment. Hence the Contractor shall ensure that good drilling practices are employed and take such precautions as are necessary and proper to prevent a catastrophe and to protect life and property.

19.4.2	If the well blows out, catches fire or in any manner gets beyond full control, the Company shall have the right under Article 9.7 to assume complete control and supervise the Work required to regain full control of the well. During such period the Contractor agrees to make its personnel and services available at the well.

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19.4.3	It is understood and agreed that the Company shall bear the cost and expense of killing the well or otherwise bringing it under control.

19.5	Reservoir and Pollution Liability

The Company shall assume all liability for and agrees to indemnify and hold harmless the Contractor in respect of loss of or damage to any geological formation, strata or oil or gas reservoir or for loss or damage caused by pollution which originates below the surface howsoever caused on the part of Contractor

19.6	Contractor’s Responsibility for Pollution

19.6.1	The Contractor shall assume all responsibility for and agrees to defend, indemnify and hold the Company harmless from, loss or damage arising from pollution or contamination which originates from the Contractor’s equipment above the surface and/or the surface equipment of its Affiliates, agents or sub-contractors and from spills of fuels, lubricants, motor oils or other effluent in its or their possession and control, howsoever caused and irrespective of negligence and/or default and/or breach of duty (statutory or otherwise) on the part of the Company or its Affiliates, agents and subcontractors and/or its or their personnel.

19.6.2	Without prejudice to Article 19.6, Contractor shall ensure that all personnel use the prevailing standards of care and diligence to prevent unlawful disposal of all waste oil, water and other waste materials or fluids which may accumulate or be caused by Contractor’s performance of this Agreement. Contractor shall not dispose of any objects, scrap, waste, rubbish, equipment, fluid or fuel. Contractor shall take all reasonable precautions to prevent pollution of any nature or kind originating from the surface equipment during its performance of this Agreement.

19.6.3	In the event of any disposal prohibited by Article 19.6.2, whether by dumping, spilling, emission or otherwise arising from Contractor’s performance or non-performance of this Agreement, Contractor shall be fully liable for and bear the costs of removal of any such item(s) dumped, spilled, emitted or otherwise disposed of regardless of the sole, concurrent or contributory negligence or breach of duty (statutory or otherwise) of Company. In the event of any such disposal, Contractor shall immediately undertake all reasonable remedial and protective measures required in such circumstances.

19.6.4	Contractor shall notify Company immediately with respect to any pollution, loss, damage, claim or demand, (or occurrence which may give rise to same) resulting from the performance of this Agreement.

19.6.5	Without relieving Contractor of any of its obligations under Article 19.6.2, if Contractor does not promptly proceed to perform its obligations under this Article 19.6, Company may take part to any degree it deems necessary in the control and removal of any pollution, dumping, spillage or contamination which is the responsibility of Contractor under this Article 19.6 or which is due to any act or omission of Contractor. Contractor shall reimburse Company for costs arising from such actions of Company upon receipt of invoice from Company. Company shall have the right to deduct such costs from any sum due or becoming due to Contractor under this Agreement.

19.6.6	Contractor shall not deposit or cause or permit any of Contractor’s personnel to deposit any substances or articles in or around the Contract Area except in accordance with the terms of a license issued by the relevant Government authority.

19.7	Patents

The Contractor hereby indemnifies and holds the Company harmless from any and all claims, injunctions, legal proceedings and the costs and expenses therefore and any loss, damage or liability

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which may be incurred on account of infringement of patent or other proprietary rights claimed by any third party in respect of any device, apparatus, system or method of use supplied or utilized by the Contractor in the performance of the Work.

If the Contractor is prevented from performing any part of the Work because of legal restraint due to a third party claim that the Contractor has infringed patents or other proprietary rights, the Contractor shall be relieved of any responsibility to continue the performance of the Work until no longer legally restrained, and the Company shall have no liability to pay for Work not performed due to such legal restraint. The Contractor shall use its best endeavors to continue those parts of the Work not so legally restrained.

19.8	Default of the Contractor

19.8.1	If the Contractor has failed to (i) conduct the Work in a diligent, skilful and workmanlike manner and in accordance with good oil field practice or (ii) if the Contractor’s equipment is not performing to the specification; or (iii) if the Contractor is otherwise in material default hereunder, the Company shall give the Contractor written notice in which the Company shall specify the cause of its dissatisfaction. Upon receipt of such written notification the Contractor shall (i) correct the working procedures of its personnel to ensure compliance with good oilfield practice, or (ii) repair or replace such faulty equipment, or (iii) remedy its default hereunder.

19.8.2	Should the Contractor fail or refuse to remedy or fail to commence to remedy the said cause of dissatisfaction within a period after receiving such notice as is set out in Part 3 of Schedule III, the Company shall be entitled, without prejudice to its rights under the Agreement or otherwise at law to

(i)	terminate the Agreement forthwith, or

(ii)	assume responsibility for supervising the Work and deduct the extra costs thereby reasonably incurred from the amounts payable to the Contractor, or

(iii)	take over the operation of the Contractor’s equipment at no extra cost whatsoever to the Company. The Contractor shall be paid therefore as if the Contractor was operating Contractor’s equipment, less the extra amounts incurred by the Company in taking over the operation.

19.8.3	Should the aforesaid cause of dissatisfaction be incapable of remedy by the Contractor, the foregoing requirement of notice of dissatisfaction shall be disregarded and the Company shall be entitled to exercise its rights under Article 19.8.2 forthwith.

19.9	The Company shall have the right to retain out of any payment to be made under the Agreement an amount sufficient to indemnify it completely against any liability mentioned in Article 19 provided that the Company shall first advise the Contractor of any such liability and shall afford the Contractor the opportunity to contest the same prior to the Company making settlement thereof.

19.10	The provisions of this Article 19 shall survive the expiration, repudiation or any termination of this Agreement.

20	RIGHTS, BENEFITS AND INDEMNITIES

20.1	Extension of Rights

a)	Wherever in the Agreement rights, benefits, or indemnities are given in favor of the Company such rights, benefits or indemnities shall apply equally to the Co-Venturers, Affiliates and to the Company’s Affiliates, Affiliates and their respective directors and employees engaged in connection with the performance of the Agreement.

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Provision of Drilling Rig Services

b)	Wherever in the Agreement rights, benefits, or indemnities are given in favor of the Contractor, such rights, benefits or indemnities shall apply equally to the Contractor’s Affiliates, agents and sub-contractors engaged in connection with the performance of the Work and to any of their representative officers, directors and employees.

20.2	Liability for Affiliates, etc.

The Contractor shall procure that each of its Affiliates, agents and sub-contractors and its or their personnel which is engaged in any way in any matters in connection with the Agreement shall observe and perform the terms hereof and the Contractor shall be responsible for such performance as though it had performed the same itself.

21	INSURANCE

21.1	Georgia

The Contractor shall take out and maintain to the satisfaction of the Company and, with an insurance company acceptable to the Company, insurance adequate to cover its liabilities hereunder and to fulfill the legal requirements of any Government authority or other appropriate bodies in the Republic of Georgia.

Notwithstanding the generality of this Article 21, insurance coverage required to be secured and maintained by the Contractor’s local sub-contractors shall be limited to those insurances and amounts required by applicable law, regulations or decree of the Republic of Georgia together with such other insurances as Contractor may deem necessary. Contractor shall be liable towards Company and its Co-Venturers for any absence or insufficiency of the insurances of Contractor’s sub-contractor. Contractor shall provide that its sub-contractors and their insurers waive all rights of recourse against Company and its Co-Venturers to the extent Contractor or its sub-contractors have assumed liability or granted indemnity under this Agreement.

21.2	Rights of Recourse

Contractor shall arrange that all the insurance policies referred to in Article 21.1 shall be endorsed to show Company, its Co-Venturers and, in respect of joint operations, other operators, as additional insureds and shall contain a waiver of insurers/underwriters rights of recourse against Company, its Co-Venturers and, in respect of joint operations, Other Operators. These provisions shall apply only to the extent of the liabilities assumed by Contractor under this Agreement.

21.3	Certificates

Prior to commencement of the Work, Contractors shall arrange for certificates of its insurance to be furnished to Company. All certificates shall provide that Company is given not less than thirty (30) days prior written notice of cancellation or material change.

21.4	Non-Compliance and Indemnity

If the Contractor fails or refuses to obtain the specified insurances or to comply with the provisions of this Article the Company shall, without prejudice to any other rights it may have, have the right to procure such insurance at the Contractor’s expense in which event any sums paid by the Company pursuant hereto shall immediately become due and payable to the Company by the Contractor and the Company shall be entitled to deduct such sums from any moneys due or which may become due to the Contractor under the Agreement.

In the event that the Contractor does not maintain any or all of the insurances detailed under this Article, the Contractor hereby indemnifies the Company and the Co-Venturers from any and all liability for loss arising out of the aforesaid risks.

22	STATUS OF CO-VENTURERS

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Provision of Drilling Rig Services

The Company makes this Agreement on behalf of all Co-Venturers. Notwithstanding the foregoing:

(i)	Contractor agrees to look only to Company for due performance of this Agreement and nothing herein contained will impose any liability upon, or entitle Contractor to commence any proceedings against any Co-Venturer other than Company.

(ii)	Company will be entitled to enforce this Agreement on behalf of all Co-Venturers as well as for itself and for this purpose Company and only Company may commence proceedings in its own name to enforce all obligations and liabilities of Contractor and to make any claim which any Co-Venturer may have against Contractor.

23	FORCE MAJEURE

Neither the Company nor the Contractor shall be in breach of the Agreement if and for so long as its performance of any obligation hereunder is hindered or prevented due to circumstances beyond its reasonable control including but not limited to strikes or other labor disputes (except where involving the Contractor’s personnel or that of its Affiliates, agents or subcontractors), riot, act of God, sabotage, insurrection, interference by any Georgian or other governmental authority provided that either the Company or the Contractor, as the case may be, shall give notice to the other Party promptly on becoming aware of any such cause, stating the particulars thereof. The notifying Party shall promptly give further notice if its performance of any such obligation is no longer hindered or prevented as aforesaid. The time for performance of such obligation, and any other obligations as are conditional upon such performance, shall be extended by the period between each of the said notices provided that the notifying Party shall make reasonable efforts to perform such obligation prior to the time for performance extension as aforesaid.

In the event of the occurrence of any cause set out in Article 23 and such cause prevails for a period in excess of fifteen (15) days, the Parties agree to meet forthwith to mutually agree the way forward. If after seven (7) days (22days after commencement of Force Majeure) agreement has not been reached on the way forward then Company shall have the right to cancel the Agreement immediately. Any Force Majeure occurrence shall never be just cause for Company to withhold any payment due to the Contractor under this Agreement.

24	NON PERFORMANCE BY THE CONTRACTOR

24.1	Rights of the Company

If the Contractor fails to perform any of its obligations as specified in this Agreement herein or to provide any of the Contractor’s equipment or if the Contractor’s equipment fails to meet the manufacturer’s rating for such equipment resulting in unsafe operations or lower efficiency thereof, the Company’s representative shall notify the Contractor in writing specifying the nature of such failure and immediately thereafter the Company shall have the right either:

(i)	to shutdown operations or suspend the Work until such time as the Contractor shall have rectified any specified failure; or

(ii)	to hire, if the Contractor has no substitute equipment and refuses to purchase, from the nearest available source satisfactory to the Company any equipment which should have been provided by the Contractor or which is required to replace equipment not acceptable to the Company’s representative and the justifiable, substantiated and documented costs of hiring and transporting such equipment shall be recoverable by the Company from the Contractor or

(iii)	to continue with the Work by using the substandard equipment at reduced efficiency, in which event the Company shall have the right to reduce the rates and charges payable to the Contractor by an amount in direct relation to the percentage that the Work has, in the Company’s reasonable opinion, been so reduced in efficiency or slowed down.

24.2	Shutdown or Termination

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Provision of Drilling Rig Services

Notwithstanding the provisions of Article 24.1 (ii) and 24.1 (iii) the Company may, at its sole discretion, give written notice to the Contractor of its dissatisfaction and elect to shutdown operations or suspend the Work until such time as the Contractor has made good the default or, if the default is not remedied, until the Company elects to terminate the Agreement. Such notice shall not be given unreasonably. During the period of shutdown of operations or suspension of the Work under this Article 24.2 no payment shall be due to the Contractor.

25	RIG SUBSTITUTION

The Contractor shall not substitute the rig without the prior written consent of the Company. The Company will have the right to inspect the rig prior to making a decision. The substitution, if agreed, will be made so as to cause no disruption to Company’s ongoing program and shall be at no cost to Company.

26	LIQUIDATION OR INSOLVENCY

If the Contractor shall become bankrupt or insolvent or have a receiving order made against it, or compounds with its creditors, or being a corporation, commences to be wound up (such winding-up not being voluntary for the purposes of reconstruction or amalgamation) or shall carry on its business under a receiver for the benefit of its creditors, or pursuant to the intervention of any competent court, or any of them the Company may at its option either:

(i)	terminate the Agreement with immediate effect by notice in writing to the Contractor or to the receiver or liquidator or to any person in whom the Agreement may become vested; or

(ii)	give such receiver or liquidator or other person the option of carrying out the Agreement subject to the provision to the Company of a guarantee acceptable to the Company for the due and faithful performance of the Agreement up to an amount and on terms acceptable to Company.

27	TERMINATION

27.1	General Termination

The Agreement shall terminate forthwith if the Production Sharing Agreement, or any Production Sharing Agreement in the Contract Area, is terminated for any reason whatsoever and the Agreement may, after the Commencement Date, notwithstanding any of the other provisions of this Article 27, be terminated at any time by the Company without cause giving written notice to the Contractor, subject to the provisions of Article 27.2.

27.2	Reimbursement to Contractor

In the event of termination of the Agreement, other than arising out of default of the Contractor its Affiliates, agents and/or its sub-contractors or completion of the Work, the Company shall reimburse the Contractor, in accordance with the provisions of this Agreement (including Schedule II, Prices and Rates) for Work performed prior to the date of termination and the demobilization fee plus early termination fee as defined by this Agreement. The Contractor shall use its best endeavors to minimize the costs to be paid by the Company in the event of termination under this Article.

27.3	Default of the Contractor

27.3.1	The Contractor shall, throughout the period of the Agreement, maintain the applicable classification or certification of the equipment. The Company may suspend the Work or terminate the Agreement forthwith due to the failure of the Contractor to maintain the classification or certification.

27.3.2	In the event of any of:

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Provision of Drilling Rig Services

(i)	the breach by the Contractor of Article 18.1.4

(ii)	the breach by the Contractor of any of the other terms and conditions of the Agreement; or

(iii)	the Contractor, its Affiliates, its or their agents or its or their sub-contractors,

(a)	fails to proceed with the Work with due diligence; or

(b)	Persistently or flagrantly neglects to carry out its or their obligations under the Agreement; or

(c)	fails to maintain an acceptable level of safety or to comply with the requirements of Article 9 hereof, or

(d)	fails to comply with any reasonable instructions given to it in writing by the Company’s representative in connection with the Work, or

(iv)	the Contractor subcontracts any part of the Work without the prior written consent of the Company; or

(v)	the Contractor abandons the Agreement,

Then the Company may give notice in writing to the Contractor to make good such breach, failure, neglect, contravention or abandonment.

Should the Contractor fail to commence to remedy or refuse or fail to prove to the Company’s satisfaction that it has taken and is continuing to take measures to remedy the matters specified in the notice within a period of not more than seven (7) days, or such other period as the Company may stipulate in the notice, the Company shall have the right to terminate the Agreement forthwith upon expiry of the period of notice or upon such later date determined by the Company.

27.3.3	In the event of termination in accordance with the provisions of this Article 27.3 the Company shall not be liable for any further payment to the Contractor other than any payment, which may be due in respect of work done prior to the date of termination.

27.3.4	Unless early termination in accordance with the provisions of the Agreement, the Agreement shall terminate in any event on completion of the work in accordance with Article 3.1.

27.4	Company’s rights and remedies.

Company’s rights and remedies as set out herein are without prejudice to its other rights and remedies under this Agreement.

28	SUSPENSION

In the event that the Company elects to suspend the Contract, the Company shall compensate the Contractor at stack rates as per Schedule II. However, such suspension shall not exceed five months starting from the suspension date.

29	CONFIDENTIALITY AND PUBLICITY

29.1	Contractor shall ensure that its sub-contractors, its and their respective officers, directors, employees and agents shall not:

(a)	make any announcement, or issue any circular, in connection with the subject matter of the Agreement without the prior written approval of the Company.

(b)	divulge information obtained in the performance of the Agreement, to any person, or company, or corporation, other than the Company.

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(c)	use any such information, except for the performance of the Agreement.

(d)	reproduce, copy, disclose to, place at the disposal of or use on behalf of any third party or enable any third party to peruse, copy or use any documents or material, received or prepared save such as is strictly necessary for the performance of the obligations of Contractor under the Agreement.

29.2	Without prejudice to Contractor’s obligations under Article 29.1, Contractor shall make known such obligations to its sub-contractors and their officers, directors, employees and agents and shall bind them to act in such a manner as to ensure that Contractor is not in breach of such obligations.

29.3	Contractor’s obligations under this Article 29.0 shall not apply to information which (a) is or becomes part of the public domain, (b) was in Contractor’s possession prior to award of this Agreement and which Company did not notify Contractor as being confidential, (c) was received from third parties and for which, to the best of Contractor’s knowledge having made all reasonable enquiries, it had normal rights of disclosure.

29.4	Contractor’s obligations under this Article 29.0 shall continue notwithstanding the expiry, repudiation or any termination of this Agreement.

30	ASSIGNMENT AND SUB-CONTRACTING

30.1	Company Approval

Neither the Agreement nor any rights, benefits or duties or obligations arising hereunder shall be transferred, assigned, sub-contracted, pledged or used as collateral for a loan or advance in part or in whole by the Contractor without the prior written approval of the Company. The Contractor shall have complete charge of its personnel engaged in the performance of the Work and shall ensure that all such personnel, including all its sub-contractors and its and their personnel shall comply with all rules and regulations issued by the Company and with all laws, rules and regulations issued by any other authority, particularly any government authority.

30.2	Continuing Responsibility

30.2.1	Notwithstanding written approval by the Company of any of its sub-contractors pursuant to this Article 30, the Contractor shall not be relieved from any of its obligations or liabilities under the Agreement and the Contractor shall be responsible for the acts, defaults and omissions of its Affiliates, agents and sub-contractors and its or their employees or consultants as though they were the acts, defaults and omissions of the Contractor. The Contractor shall have complete charge of its personnel engaged in the performance of the Work and shall ensure that all such personnel, including all its sub-contractors and its and their personnel, shall comply with all rules and regulations issued by the Company and with all laws, rules and regulations issued by any other authority, particularly any government authority.

30.2.2	No sub-contract shall bind or purport to bind the Company, and each sub-contract shall provide for its immediate termination in the event of discontinuation or termination of the Agreement in accordance with Articles 23, 24, 25, 26 or 27 hereof or for its inundate suspension of the Work in the event of suspension in accordance with Article 28 hereof.

30.2.3	All sub-contractors shall be responsible only to the Contractor; notwithstanding the foregoing, the Company shall have the same rights in respect to the inspection of the Work as are provided for in the Agreement governing the Work provided by the Contractor.

30.2.4	The Contractor hereby indemnifies the Company against all actions, causes of action, claims, demands and damages whatsoever arising from the acts or omissions or employment of any sub-contractor.

30.3	Company Assignment

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Provision of Drilling Rig Services

The Company, by notice to the Contractor, shall be entitled to assign its rights, obligations and duties under the Agreement to any Affiliate, third party or Co-Venturer as shall become the operator for the consortium of Co-Venturers in succession to the Company or Other Operators, provided that the Company shall remain liable for and shall not be relieved of any of its obligations under this Contract both before and after such assignment.

31	AMENDMENTS

31.1	The Agreement shall not be amended except where mutually agreed in writing by both Parties.

31.2	The Company (or Contractor) will not be obliged to consider any claim unless the following procedure is strictly adhered to:

(i)	Contractor (or Company) will submit written notice to Company (or Contractor) within twenty eight (28) days of the occurrence constituting such claim.

and

(ii)	Contractor (or Company) will submit to Company (or Contractor) a written detailed statement of any such claim, which may be subject to audit, within sixty (60) days of the occurrence constituting such claim.

Claim submissions identified outside the time scale described shall be considered to be time barred.

32.	WAIVER

None of the provisions of this Agreement will be considered waived by Company unless such waiver is given in writing by Company. No such waiver shall be a waiver of any past or future defaults, breach or modification of any of the terms, provisions, conditions or covenants of this Agreement unless expressly set forth in such waiver.

33	NOTICES

33.1	Addresses

All notices under the Agreement shall be in writing and shall be given at such addresses as the parties shall specify from time to time by written notice. In the absence of such notice, the addresses for the time being shall be those set forth on the first page hereof.

Either Party may from time to time change its address for service herein by giving written notice to the other Party.

33.2	Delivery

33.2.1	Any notice may be served by hand delivery to a Party at its address for service hereunder or by facsimile transmission or by courier mail.

32.2.2	(a) Any notice given by hand delivery shall be deemed to be given at the time of delivery

(b) Any notice given by facsimile transmission shall be deemed to be given at the time transmission has been confirmed, subject to the following provision. Where said time of transmission falls outside the normal business hours of the recipient, delivery shall be deemed to be given at 10.00 hours (recipient’s local time) on the recipient’s next following business day.

(c) Any notice served by courier mail shall be deemed to be given:

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Provision of Drilling Rig Services

(i)	two (2) days after mailing by courier where sender and recipient are resident in the same country; and

(ii)	seven (7) days after mailing by courier where sender and recipient are not resident in the same country.

33.2.3	For the purposes hereof, “business day” shall be any day, other than a Saturday or a Sunday:

34	ENTIRE AGREEMENT

The Agreement represents the entire Agreement between the Parties in relation to the subject matters hereof and shall supersede any previous documentation or agreement or undertaking (including any translation of this Agreement into any other language) between the Parties in relation to all or any such matters.

35	SEVERANCE

Any provision herein, which is or becomes illegal or unenforceable shall be severed from the Agreement and shall not affect the validity of the remaining provisions thereof.

36	LAW

36.1	Choice of Law

The Agreement shall be governed by and construed in accordance with the laws of Georgian, excluding any of its conflict of law rules, which would direct or refer to the laws of another jurisdiction.

36.2	Choice of Venue

The Parties specifically attorn and submit themselves to the exclusive jurisdiction of the Courts of Georgian.

36.3	Arbitration

36.3.1	Any difference arising out of or in connection with the terms of this Agreement (regardless of the nature of the question or dispute) shall as far as possible be settled amicably. Failing an amicable settlement within a reasonable period such difference or dispute shall be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said rules and the decision or award resulting from such arbitration shall be final and binding on the Parties. The place of arbitration shall be Singapore and the language of arbitration shall be English.

36.3.2	If the dispute is over technical matters, the settlement of which is of a purely technical nature, the Parties may agree to refer such dispute to the decision of independent experts appointed by the Parties. Failing such agreement, the dispute shall be referred to arbitration as provided for in the foregoing paragraphs of this Article.

36.3.3	Arbitration fees shall be borne by the losing Party.

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Provision of Drilling Rig Services

SCHEDULE II

COMPENSATION

1.	PREAMBLE

1.1	General

1.1.1	All rates and prices detailed herein shall be in US Dollars and fixed and firm for the duration of the Agreement.

1.1.2	All invoices submitted on the basis of the rates specified hereunder shall be supported by Company approved IADC Drilling Reports, personnel timesheets, plant sheets and shipping manifests where applicable.

1.1.3	“Day” or “day” shall mean a period of 24 hours beginning at 0000 hours on any day and ending at 2400 hours on the same day. Daily rates shall be calculated to the nearest quarter of an hour pro rated accordingly to a maximum of 24 hours per day.

1.1.4	Unless otherwise agreed in writing between the parties, any expenditure of whatsoever nature incurred by the Contractor in connection with the Agreement or the Work for which responsibility has not been assumed in the Agreement by the Company shall be for the account of the Contractor.

1.2	Personnel

The personnel rates proposed in section 2.0 of this Schedule II shall be deemed to include but not be limited to the following:

(a)	Contractor’s liability as employer, including all employment taxes, social security contributions, or other levies imposed by governmental authorities.

(b)	Salaries, bonus payments, pensions, holiday contributions, severance payments medical expenses, sick pay and other employee benefits arising from the employment of personnel.

(c)	All hours worked, including any overtime and any nightshift premium.

(d)	Personnel protective equipment (including handtools, protective clothing, etc).

(e)	All relevant payroll deductions.

(f)	Any increase in (b) above payable during the term of this Agreement.

(g)	Any safety training/medical certification costs.

(h)	Mobilization/demobilization costs.

(i)	All insurance provisions including but not limited to those specified in Article 10.0.

(j)	Overhead and profit.

(k)	All costs of whatsoever nature incurred by Contractor in the administration of this Agreement.

1.3	Equipment

1.3.1	The equipment rates contained in section 2.0 of this Schedule II shall be deemed to include, but not be limited to, the following:

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Provision of Drilling Rig Services

(a)	Provision of the equipment (24 hours).

(b)	Mobilization/demobilization costs.

(c)	Maintenance and breakdown work.

(d)	Overheads and profit.

(e)	Insurance provisions as specified in Article 10.0.

(f)	All other costs of whatsoever nature incurred by Contractor in the administration of this Agreement.

2.	RATES AND PRICES

Contractor shall insert below all rates, prices and price lists for all proposed equipment and personnel. All such rates, prices and price lists shall remain fixed and firm for the duration of the Agreement.

Mobilization fee: US$250,000 (two hundred and fifty thousand US Dollars)

Lump sum price to move rig into Manavi fields and rig up ready for work at Company’s first Location to be designated by Company. Such sum shall be payable 30 days from receipt of Contractor’s invoice following Company’s acceptance of the unit at first location.

Estimate time for Mobilization is determined 30 days in advance.

Demobilization Fee: US$250,000 (two hundred and fifty thousand US Dollars)

Lump sum payable on release of rig away from the last location.

Estimate time for Demobilisation is determined 10 days in advance.

Early Termination Fee is determined as 125,000 USD (one hundred twenty five thousand US Dollars)

Daily Rates

The rates quoted shall be firm throughout the duration of the Agreement and any further extension thereto

Daily Operating Rate: US$13,520 (thirteen thousand five hundred and twenty US Dollars) per day

The amount payable to the Contractor for the provision and operation of the Contractor’s equipment, its personnel and any of its sub contractors required for the performance of the Work. This rate shall apply from acceptance of unit on a well by Company representative until release of rig at end of work on the well as certified by Company representative, except for periods when other rates are applicable as specified hereunder and as otherwise provided in this Agreement. Rate is for 24 hour operations and firm throughout the duration of the Agreement and any further extension thereto

Daily Repair Rate: US$12,168 (twelve thousand one hundred and sixty eight US Dollars only) per day

The rate applicable in the event the Work is stopped as a result of any of Contractors equipment, services and personnel being unable to perform the work due to equipment failure and repair or if Contractor fails to perform in accordance with this Agreement in terms of Article 24.1(1) of Schedule 1. After 48 hours accumulated in any one calendar month, the rate shall be zero.

Standby Rate: US$12,168 (twelve thousand one hundred and sixty eight US Dollars only) per day

Applicable for any period when the rig is on location but unable to proceed with operations because of adverse weather conditions, waiting on instructions from COMPANY or delivery of COMPANY’s equipment or

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materials, or damage to COMPANY’s equipment, or otherwise as a direct instruction, act or omission of COMPANY provided that the rig is fully manned and otherwise held in full readiness to resume operations.

Stacked Rate:	US$3,000 (three thousand US Dollars only) per day — for first two months US$4,000 (four thousand US Dollars only) per day — after first two months

The rate applicable in the event the Company instructs Contractor to demobilize his personnel and keep equipment stacked at Company’s designated secure area.

Fishing Rate: US$8,112 (eight thousand one hundred and twelve US Dollars only) per day

The rate applicable in the event of fishing job due to Contractor’s negligence and will apply until normal operations are resumed.

Force Majeure Rate: [US$6,760 (six thousand seven hundred and sixty US Dollars only) per day

The rate applicable when work is not being performed in accordance with Article 23 of this Agreement.

Reduced Rate (same as Re-Entry Rate): US$6,760 (six thousand seven hundred and sixty US Dollars) per day.

Moving Lump Sum:	US$70,000 (seventy thousand US Dollars) per move within ten (10) KM
US$82,000 (eighty-two thousand US Dollars) per move within thirty (30) KM
US$6,000 (six thousand US Dollars) every 5 KM for rig move more than 30 KM

The sum payable for moving rig and all Company’s equipment from release of rig on one well until rig up is complete on next well and accepted by Company Representative. Company shall pay such invoice 30 days from receipt of invoices following completion of move.

Catering Rates:	US$25 (twenty five US Dollars) Room only per day per person
US$5 (five US Dollars) breakfast per meal per person
US$10 (ten US Dollars) lunch per meal per person
US$10 (ten US Dollars) supper per meal per person

Prevailing Interest Rate: Determined as Libor (%),

Early Termination Fee: US$125,000 (one hundred and twenty five thousand US Dollars). Each side agrees to open Letter of Credit (LC) account for this amount. In case Early Termination is caused by the COMPANY, the CONTRACTOR is entitled to collect Early Termination Fee from the COMPANY’s LC account. Also, if the termination is caused by the CONTRACTOR, then the COMPANY is entitled to withdraw Early Termination Fee from CONTRACTOR’s LC account.

Contractor’s personnel

A deduction calculated at the rates set out below shall be made from the amount due to Contractor in respect of any non-provision of personnel. It is understood that manpower shortages for up to twenty-four (24) hours per incident will be accepted by Company without reduction in the applicable day rates when any of the personnel as listed below are removed from rig Location for illness, injury or emergency reasons provided the reason for such absence is duly noted on the Daily Drilling Report. Excess personnel in one job classification may not be used to fill vacancies in another job classification unless specifically approved by Company’s Drilling Supervisor. Contractor will reduce its invoiced amount to Company for each month in which manpower shortages actually occurred.

Rig Based	US$/Day
Superintendent	85
Toolpusher(E)	75
Driller(E)	65

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Provision of Drilling Rig Services

Rig Based	US$/Day
Driller(L)	30
Assistant Driller(E)	60
Assistant Driller(L)	20
Derrickman(L)	15
Floorman(L)	12
Roustabout(L)	12
Chief Mechanic(E)	65
Mechanic(E)	10
Chief Electrician(E)	65
Electrician(L)	15
Rig Medic(L)	15
Welder(L)	15
Camp Boss	75

SCHEDULE III

COMMERCIAL TERMS AND ADMINISTRATIVE PROCEDURES

Part 1	Liabilities

Part 2	Insurance

Part 3	Notices

Part 4	Anticipated Commencement and Completion Dates

Part 5	Acceptance Criteria

Part 6	Reporting Requirements

Part 7	Permits and Authorizations

Part 8	Invoices and Payments

Part 9	Transport of Contractor Personnel and Equipment

Part 10	Bases

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Provision of Drilling Rig Services

Part 1  Liabilities

Not used.

Part 2  Insurance

These insurances are established by Company as minimum requirements and are not to be considered indicative of the ultimate amounts and types of insurance which Contractor needs.

The minimum requirements are:

(a)	Insurance complying with all applicable social, workers’ compensation and occupational disease laws, Employers Liability insurance with limits as required by applicable law or with a minimum limit of one million US Dollars ($1,000,000), whichever is the greater, and which shall cover all Contractor’s employees and sub-contractor’s employees, performing work under this Agreement;

(b)	Comprehensive General/Public Liability insurance with a combined single limit of not less than five million US Dollars ($5,000,000) per occurrence to cover liabilities for bodily injury, including death to persons and liabilities for loss of or damage to property;

(c)	Automobile Liability insurance for all vehicles used by Contractor Group in the performance of the Agreement to comply with all applicable laws with limits of not less than five million US Dollars ($5,000,000) per occurrence to cover liabilities for bodily injury, including death to persons and liabilities for damage to property.

(d)	All risks insurance to the replacement value of all Contractor’s Equipment.

References to “applicable laws” shall mean the applicable laws of the country or countries where the work under the Agreement is to be performed and all other laws applicable to Contractor in the performance of this Agreement.

Part 3  Notice

i)	Article 33.1 — For the purposes of Article 33.1 the Parties addresses shall be those set out below:
Contractor’s Address shall be:
P.O. Box 766 Liu Pukang,
Beijing 100724,
P.R.China

Attention:
Hu Xinfeng

Company’s Address shall be:
P.O. Box 291
St. Peter Port
Guernsey
GYI 3 RR
BRITISH ISLES

Attention:
Dr. David Robson

ii)	Article [19.4.2] — Default of Contractor

For the purposes of Article [19.4.2] the period of notice by the Company shall be 7 days to remedy fault

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Part 4  Commencement and Duration

i)	Article 3.1

(a)	The Commencement Date shall be that date on which the Contractor commences performance of the Work and the duration shall continue thereafter until all Work has been completed and all other obligations of the Parties under the Agreement have been performed in accordance herewith, unless early termination in accordance with the provisions of this Agreement.

Part 5  Acceptance Criteria

Not used.

Part 6  Reporting Requirements

The Contractor shall complete and maintain all records and reports that may be called for by the Company.

Part 7  Permits and Authorisation

Not used.

Part 8  Invoices and Payments

Article 17.1

Invoices shall be addressed to:

Ninotsminda Oil Company P.O. Box 291 St. Peter Port Guernsey GYI 3 RR BRITISH ISLES

Each Invoice shall:

(a)	be in duplicate

(b)	bear the Agreement reference number

(c)	state the name of the Company’s Representative

(d)	be accompanied by supporting evidence and itemized in accordance with the Company’s requirement.

(e)	Time records and/or other documentation provided as supporting documents to invoices, must be authorized by Company’s Representative.

Payment

Payment shall be made to the Contractor’s bank as follows:

Bank: Address: ABN AMRO Bank, N.V. Singapore Branch 63 Chulia Street, Singapore 049514

Swift Code: ABNASGSG

Account Number: 05.01.42.569 USD

Beneficiary: China Petroleum Finance Co. Ltd.

Payment Details: Great Wall Drilling Company A/C No. 111

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Part 9  Transport of Contractor Personnel and Equipment

Article 9.1 — Contractor’s Transport

Shall be in accordance with the terms and conditions of this article in Schedule I.

Part 10  Bases

Article 10.1 — Company Base — shall be located at: Patardzeuli, Georgia.

Article 10.2 — Contractor’s Base — shall be located at: Patardzeuli, Georgia

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

SCHEDULE IV

SCOPE OF WORK

Company has a plan to drill and complete a new exploration well in Ninotsminda field approximately 60 km East of Tbilisi in Georgia.

The drilling program will commence as soon as the rig is mobilized to Manavi field after pre-spud inspection. The Contractor will mobilize its equipment and personnel to Manavi field and get ready to spud for the first well in the period between 30th July and 15 August 2004.

If the program is successful the Company may extend the Contract to drill more wells, which will be mutually agreed by both parties. The well has a planned total vertical depth of 5000m. The field has reservoirs pressures ranging from normal to abnormal pressures. Therefore the rigs must have BOP stacks rated to 10,000psi for the well. Mud weights used during drilling operation might be up to 18.3 ppg. The formations to be drilled have highly reactive shale sections. Hole stability problems and differential sticking risks are always present. A top drive system with torque control is required.

Hole sizes anticipated to be drilled are 26”, 17 1/2”, 12 1/4”, 8 1/2” and 6” with casing sizes of 20”, 13 3/8”, 9 5/8”, 7’ (liner or full string) and 5” liner.

The wellhead systems will be 20” 3000psi x 13 5/8” 5000 psi × 11” 10,000 psi.

Contractor will employ local rig crew up to and including assistant driller from Georgia. Company accepts that this will entail training by Contractor with expatriate personnel and in fact Company requires doubling up the assistant driller positions on the rig for a period until the contractor is able to release them from the work. Contractor to provide full details of training program proposed for the local crews.

Contractor will be required to provide, operate and maintain at the rig site the following accommodation in addition to that for Contractor’s senior personnel (i.e. Superintendent, Chief Mechanic, Chief Electrician and Medic will be at Location at all times):

–	Two by two compartments sleepers with shower and toilets for Company supervisors, Company geologists and Company’s visitors.

–	One x two compartments office for Company supervisors and geologists of sufficient size to include radio/communication equipment

–	Separate medical facility for routine and emergency medical use with adequate equipment and supplies

–	Space adequate for a clinic/work/supply storage area (minimum 150 sq ft)

A desk, examining bed, storage cabinets, small refrigerator, sink with hot/cold water and bathroom. Medical and diagnostic equipment and books to provide adequate primary and supportive care for medical/surgical and burn cases, sufficient to stabilise and transport a patient to the next appropriate site for medical hospitalization. There is to be available at rig a full range of medications, disposables and equipment to treat all minor conditions and stabilization of trauma and acute medical conditions including respiratory and cardiac support.

Contractor to supply a qualified para medic/nurse/doctor with major trauma/surgical experience. Note nearest emergency clinic is located in Sagaredjo which is approximately 10 km away and in Tbilisi 60/70 km away from rig location. Medic must be capable of stabilizing patient and escorting to Sagaredjo or Tbilisi. Advice will be available from the clinic in Tbilisi or Sagaredjo.

All units are to be good quality and to have adequate heating and air conditioning, furniture, fixtures, bedding, wiring, plumbing etc and to be capable of withstanding rig moves without damage.

Rig shall have its own telephone system with at least the following stations (explosion proof where required): Drill floor — Company supervisor’s office, Contractor supervisor’s office, Geologist’s office, Mud logging unit, Mud pit area.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

SCHEDULE V

Equipment, Materials, supplies and Services to be provided by Company (for day rate only)

Part l	Equipment, Materials. Supplies and Services to be Provided by the Company

The Company shall provide the following equipment, materials, supplies and services subject to the terms and conditions of the Contract.

1.1	All necessary Drilling Permit(s) in name of Company associated with the drilling program. Contractor to provide assistance where requested.

1.2	Cementing services, as required by the Company.

1.4	Well test unit associated equipment for production testing, including separators and other test vessels.

1.5	Wire Line Logging and perforating services.

1.6	Miscellaneous specialist services required by the Company in connection with the well support services, acidizing, well testing and fracturing .etc

1.7	Construction of well Locations and access roads to suit rig

1.8	Fuel and water for operation of the units

1.9	Emergency medical and evacuation services

2.0	Casing, tubing and Downhole completion equipment and tools

2.1	Disposal of waste from Location

2.2	Fluid chemicals and Engineering

2.3	Site security services

The Contractor shall provide free of charge to the Company suitable service (compressed air, water pumping, electricity, crane, forklift and roustabout) for the service companies’ equipment and installations listed above and such further services as may be required by the Company.

Part 2	Personnel

☐	The Company’s Commercial and Technical Representative in Georgia is Mr Alexandre Chichinadze, located at:
70 Kostava str 3th Floor Tbilisi Georgia

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

SCHEDULE VI

Equipment, Materials, supplies and Services to be supplied by Contractor

Contractor Supplied Resources

Part 1	(A) Equipment, Materials, Supplies & Services

(B) Rig and Contractor’s Equipment

Part 2	Personnel

Part 3	Base

PART 1 (A)  EQUIPMENT, MATERIALS, SUPPLIES & SERVICES

Equipment, Materials. Supplies and Services to be provided by the Contractor

The Contractor shall provide the following equipment, materials, supplies and services subject to the terms and conditions of the Contract.

1.1	Accommodation and messing for Contractor’s personnel

1.2	Camp Location construction if required.

1.3	Secure containerized storage for rig spares

1.4	Transportation of Contractor’s personnel and equipment to and from Location

1.5	All necessary permits for the rig and Contractor to carry out the services

1.6	Craneage and fork lift services at rig site for all equipment including Company’s and other contractor’s equipment

1.7	Moving of all Contractor’s equipment.

1.8	All necessary equipments for running the casings. The contractor will be responsible for running the casings.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Equipment list of GW89
Item	Contractor’s data
RIG	GW89
Number:	1
Type:	2000HP
Design:	Baoji Petroleum Machinery Plant
Owner:	Great Wall Drilling Company
Age:	2 years
Capacity:	19,686 ft w/5"DP
Type of Power:	AC/DC-SCR
A.SUB-STRUCTURE DERRICK ACCESSORIES
A.1 Sub-structure
Make and Type	Baoji, DZ450/9-S1
Height:	30 ft
Width:	39 ft
Maximum Mast set back	485,009 lbs
Max. Rotary Table set back	1,012,310 lbs
A.2 Derrick
Type:	Front opening, JJ450/45-K5
Dimension:	149 ft (height), top opening (front/side): 8.2 ft/7.2, base opening: 29 ft
Hookload Capacity:	1,012,310 lbs
Number of Lines:	12
Tubular Capacity:	21,655ft x 5"DP, 4 stands x 9"DC, 6 stands x 8"DC Wind load limited 10 grade
Protection Crown Block	Yes
A.3 Crown Block
Type:	TC-450, 1 1/2", 6 main sheaves
Capacity	12 lines, 1,012,310 lbs
A.4 Floor Winches
Type:	3/4" x 394', Pneumatic
Model:	Pneumatic
Capacity:	11,023 lbs
Amount:	1
A.5 Floor Winches
Type:	3/4" x 394', Pneumatic
Model:	Pneumatic
Capacity:	11,023 lbs
Amount:	1
A.6 Monkey Board Winch
Type:	0.5 ton
Model:	Pneumatic
Amount:	1
A.7 Catwalk Winch
Type:	Wireline 3/4" x 394'
Model:	Pneumatic
Capacity:	11,023 lbs
Amount:	1
A.8 Casing Stabbing Board
Type:	Adjustable
Motor:	Electrically operated
Characteristics:	Platform adjustable, from 22 ft to 47 ft
A.9 Derrick Accessories

1.4	Transportation of Contractor’s personnel and equipment to and from Location

1.5	All necessary permits for the rig and Contractor to carry out the services

1.6	Craneage and fork lift services at rig site for all equipment including Company’s and other contractor’s equipment

1.7	Moving of all Contractor’s equipment.

1.8	All necessary equipments for running the casings. The contractor will be responsible for running the casings.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

Description:	Derrick Climber and Escape Line, Explosion-proof lighting and safety rails, Belly board with fingers
B.HOISTING & ROTARY EQUIPMENT
B.1 Drawworks
Type:	ZJ70D
Model:	ZJ70D
Capacity:	2000HP
Principal Brake	Brake Bands “disc brake”
Aux. Brake	DFS 70 air-cooled electromagnetic eddy-current brake
Motors:	Two, 1072 HP each
Type of Drum	Twin drum with LEBUS grooved
Catheads:	Hydraulic
Capacity of Derrick	1,012,310 lbs w/12 lines
Crown-O-Matic	TRTC300
Drilling Line	1- 1/2"
Brake Cooler	Water cooling
B.2 Drilling Line
Description:	1- 1/2"
Spool (Motorized)	Hydraulic
B.3 Swivel
Type:	SL450
Model:	SL450
Capacity:	1,289,682 lbs
B.4 Traveling Block
Type:	YC450
Model:	YC450
Pulleys	6×60"
Capacity	1,021,310 lbs
B.5 Hook
Make:	Lanshi, China
Model:	DG-450
Capacity:	1,021,310 lbs
B.6 Rotary Table
Make:	Lanshi, China
Model:	ZP375
Size (for 7000Mtvd):	37 1/2", driven by drawworks
B.7 Master Bushing
Type:	Split
Model:	Adequate for rotary
B.8 Casing Bushings
Type:
Model:	Adequate for 20" to 4 1/2" casing
B.9 Elevator Links
Capacity	500 ton
Amount	1 pair
Length	3.8m
B.10 Elevator Links
Capacity	350 tons
Amount	1 pair
Length	2.7m
B.11 Bushing Insert
Type
Description	API # 1, 2, 3
B.12 Kelly Bushings
Type:	Roller type
Model:	CF-5-1/4"
B.13 Kelly
Type:	Kelly by 5 1/4" X 45 ft
Connections:	6 5/8" Reg. LH by 5 1/2"f FH pin connection
Amount:	1

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

B.14 Kelly Spinner Kelly Spinner
Type:
Model:	Q300
Amount	1
B.15 Kelly Saver Sub
Description:	4 1/2"IF pin×5 1/2" box
B.16 Hydraulic make-up break out drill strings	TD or hydraulic tong
B.17
B.18 Torque compensator	See Top Drive
B.19 Top Drive
Capacity	450 ton
Motor	ZL490/390
Motor Drive	670KW
Pipe handler	88.9—139.7mm
Continuous torque	32KN.M
Breakout torque	70KN.M
Drilling pipe size	5", 3-1/2"
Maximum Rotary RPM	228RPM
Working pressure	35Mpa
Current Rate	0-960A
Connections	4-1/2" I.F.
C. High Pressure System Of Mud Pumps And Stand Pipe
C.1 Mud Pumps
Type:	Triplex/F-1600
Make:	Baoji Petroleum Plant
Amount:	2
Motors:	2 DC motors compatible to each Pump
Minimum HP per pump:	1600HP
Liners	150mm, 160mm, 170mm, 180mm
Pulsation Damper	5000 psi
Pop Off Valve:	3", 5000 psi
Suction Valve:	yes
Discharge Valve	Yes
Pulsation Dampner:	Yes
C.2 Superchargers for pumps
Type:	SB 6"×8"-12 1/2"
Characteristics:	75HP
Quantity or Amount:	1 per pump(2)
C.3 High Pressure lines
Type:	H type dual stand pipe
Discharge lines	4" from the pumps
Working Pressure	5000 psi
Pipe	Schedule 160
C.4 Stand Pipe Circulation
Type:	H type dual stand pipe
Characteristics:	5" OD nominal; 5,000 psi
Amount:	2
Valves:	5,000 psi WP
Connections:	1 x 4" ID 1502 union, 5 x 2" connection.
Maximum Pressure:	5000 psi
Stand Pipe:	Stand Pipe 4" ID w/ connections
Hose (standpipe)	2 x 3-1/2"; 5000psi; length of hose compatible to the unit
C.5 Cementation Stand Pipe	No providing

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

D. LOW PRESSURE MUD SYSTEM
D.1 Mixing Hopper
Type:	Mud hopper with low pressure high shear rate
Amount:	2
Capacity:	Mixing capacity of 18 lbs/gal
Location:	Mud house or Mud mixing station
Description:	High efficiency sys. With mixing table independent pumps with general system inspected to include: system to inject air, sys to connect directly to pre mix tank
D.2 Chemical Pre Mix Tank
Type:
Capacity:	12 bbl
Description:	Equipped with a chemical mixer
D.3 Mixing Pumps
Type:	SB 6”×8”-12 1/2”
Make:	China
Motor:	74HP
Amount:	2
D.4 Active Tanks
Characteristics	Vacuum trucks connection using butterfly vavles. Mud Jet Agitation System. Ladders, Hand rails, covered walk way and rain protection.
AMT1: 350 Bls	1# tank:189bbl, divided 3 compartments for trip tank (57bbl), and trap and degasser respectively
AMT2: 430 Bls	2# tank:440bbl, centrifuge
AMT3: 400 Bls	3# tank:440bbl
D.5 Reserve Mud Tanks
Reserve 1:	4# tank:440bbl
Reserve 2:	5# tank:440bbl, divided 4 compartments, 2 for weighted, 2 for shearing
Reserve 3: Diesel or Mineral	6# tank:440bbl
Reserve 4: Contingency tank (reserve tank)	7# tank:440bls
D.6 Agitators
Amount:	11
Make:	TuHa Petroleum Plant
Type:	WNJ-15
Motor:	20 HP
D.7 Water Tank
Type:
capacity:	629bbl
Number:	1+1
D.8 Trip Tank
Type:
capacity:	63bls
Incremental Volume:
Indicator Level	Include instrumentation
D.9 Trip Tank Pump
Type:	2PN
Make:	China
Motor:	Electric Motor compatible
Amount:	1
D.10 Degasser
Type:	Derrick 2001
Make:	USA
Capacity:

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

D.11 Poor Boy Degasser
Type:	Vertical
Characteristics:	31.5” OD × 20’ height: Gas capacity: 3500m3/h, 100psi
Discharge line with atmospheric_eparator. Mounted to the side of the derrick and discharged above the crown.
Inlet line: 4”
Outlet for gas (exit line): 2-7/8”
Outlet line for liquid: 8”
D.12 Mud Lab	yes
Amount	1
D.13 Cellar Suction Pump
Diaphragm pump	IS80-50-200
Cellar Jet	6”
D.14 Bar Hoppers
Amount	2
Capacity	1000 sacks for each
D.15 Mud Collection Tray
Characteristics	Available
D.16 Flow line and flow Nipple
Characteristic	12”
D.17 Mud Analysis Sink and Table
Characteristic	Used for/with Mineral oil water or the Mud used. Installed over active tanks
D.18 Shale Shaker
Make & type	USA, DERRICK 2000
Number	2
Flowline Size & type	12”
Screens size	One layer: 20-250
D.19 Desander
Make & type	DERRICK America, FLO-LINE2000
Number	1
diameter	3×10”
number	2
Flow rate capacity	1500GPM
D.20 Desilter
Make & type	DERRICK America, FLO-LINE2000
Number	1
-diameter	2×4”×12 cones or 1×4” 16 cones 12 cones
-number	1 set
Flow rate capacity	1200GPM
D.21 Centrifuge
Make & type	LW450-860, China
Number	1
Flow rate capacity	40 M3/h

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

E. POWER AND TRANSMISSION SYSTEM
E.1 Diesel Motor
Type:	CAT3512A
Amount:	4
Model:	CAT3512A
Power:	1200KW each
E.2 Generators
Type:	MTG 807
Model:	MTG 807
Amount:	4
Capacity:	1500KVA
E.3 SCR House
Make:	Xi’an, China
Model:	USA, Ross Hill
Number of SCR’s	4: sufficient exits to install/for 16 trailers
Transformers:	600V/380V/220V
Notes: Electrical connection should have the capacity to hookup 16 trailers and all the equipment of the business contractors and all the solids control and treatment of discharge fluids and solids.
F. AUXILIARIES
F.1 Handling Tools
Pipe:	Pipe Wrenches 12, 24 ,36, 48 and 60 (2 Each) Chain tongs (2) Hammer wrenches Crescents wrench (Adjustable)
Miscellaneous:	Made for general use
Brass sledge Hammer	Min. 2, 4.5 and 8 Lbs Size
Sledge Hammer	Min. 2, 4.5 and 8 Lbs Size
Industrial Brushes	2
F.2 Dog House
Description:	Complete with digital instruments the show the drilling parameters. Remote control for the operation of BOP
Type	9m × 3m
Make	Baoji petroleum Machinery Plant
F.3 Other Equipment
Cat Walk	70 ft Divide in two sections
Pipe Racks	Capable of holding 14,000’, Casing of 13 3/8”
G. WELL CONTROL SYSTEMS
G.1 Diverter Lines System
Type:	5” drill pipe
Characteristics:	6” and 8” minimal angle to Vent
Amount: G.2 Mud cross 21 1/4	Sufficient as required
Characteristic	21 1/4” with 6 and 8” lateral exits with their respective valves.
G.3 Diverter Hydrill 21 1/4”
Type:	21 1/4”
Working Pressure:	2,000 psi
Top Connection:	21 1/4” × 2,000 PSI
Bottom Connection:	21 1/4” × 2,000 PSI
Rubbers/Spacer	21 1/4” × 2000 psi × 3 ft
G.4 Annular Hydrill 13 5/8”
Type:	13 5/8”
Working Pressure	5000 psi
Top Connection:	13 5/8” × 5,000 psi flange
Adapter:	13 5/8” × 5,000 psi top/bottom flange,
Bottom Connection:	10000 psi
Rubbers	For Neoprene Yes
G.5 BOP rams for 13 5/8”
Amount:	1 Double & Single
Type:	13 5/8”
Working Pressure:	10000 psi
Top Connection:	13 5/8” × 10,000 psi flange
Bottom Connection:	13 5/8” × 10,000 psi flange
Adapter	As required
Rubbers	Neoprene
Note: Required to have scaffolding for the installation of BOP’s Each bracket flange should have all nuts and bolts according to API standard. Adapters for 3000 to 5000 psi and 5000 to 10000 psi

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

G.6 BOP Rams for 13 5/8”
5” rams	2 sets
Blind Rams	1 set
9 5/8, 7,5 1/2”
5,4 1/2”, 3 1/2, 2 7/8” rams	1 set each
G.7 Mud Cross 13 5/8”
Characteristics	13 5/8” × 10000 psi with lateral exits 2 1/16” × 10000 psi choke line and 2 1/16 × 10000 psi kill line
G.8 Kill Line
Kill Lines	3 1/16” × 10000 psi
Kill Valve	3 1/16” × 10000 psi manual
Check valve	2 9/16” × 10000 psi
G.9 Choke Lines
Choke Lines:	3-1/16” × 10,000 psi (hose) 3 1/16” flange
Choke Valves	2-9/16” × 10000 psi psi manual
HCR:	2-9/16” × 10000 psi psi hydraulics
G.10 Emergency Line
Emergency line	2 1/16” × 10000 psi
Manual Valve	(1) 2 1/16” × 10000psi
Check Valve	(1) 2 1/16” × 10000psi
G.11 Bell Nipple
Type:	Vertical schedule 40 with flange head
Characteristics:	Minimum Diameter compatible with the size of BOP’s
G.12 Accumulator
Type:	Air-drive and hydraulic-control, FKQ6407
Make:	Beijing, China
Pressure of Accumulator:	3000 psi
No of Bottles:	16 pieces, 40 liters each
Measure of the Accumulator flow	Air/electric motor
Reserve Capacity:	640 liters
Electrical Pumps:	(1) Triplex with 25 HP motors
Number of Air Pumps:	2
Location of Control:	Rig Floor
G.13 Choke Manifold
Characteristics:	3-1/16” × 10,000 psi, H2S resistant
Choke (Manual):	(2xmin.) 2-9/16” × 10000 psi H2S resistant.
Automatic Choke Valve:	2-9/16 × 10,000 psi, H2S resistant
Control Panel	Hydraulic remote control panel 5000 psi. With two 5000 psi gauge Manual control valve with 5000 psi gauge mounted on the truck manifold, Open and close gauge
G.14 Inside BOP
Type:	Inside BOP
Connections:	4 1/2 and 3 1/2 IF
Amount:	2
Dimensions	6-5/8” × 20” / 4-3/4” × 18”
Minimal internal Diameter	1-3/8”
G.15 Kelly Cock Valve
Type:	Kelly Cock — 10,000 psi
Connections:	(1) 6 5/8”, (2) 3 1/12 IF and (2) 4 1/2” IF
G.16 Landing Sub Valve
Characteristic:	3 1/2” IF and 4 1/2” IF with a series 43 torpedo and fish
G.17 Float Valves
Dimensions:
Connections:	float subs 7 5/8”, 6 5/8”, 5 1/2”, × 4 1/2” Reg or equivalent. All required valve with a pressure port outlet (Weep Hole)

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

G.18 Circulation Swedge
Make:	MuDanJiang,CHINA
Connection:	3 1/2 × 2” Weco (1502) and 4 1/2 × 2” Weco (1502)
G.19 Hoist for lifting BOP’sys	yes
G.20 Circulation Sub
Connection	4 1/2IF with a 2” side exit.
H. RIG FLOOR EQUIPMENT
H.1 Side Door Casing Elevators
Type:	Side door
Make:	TaiXing,CHINA
Casing Size:	20”, 13 3/8”, 9 5/8”, 7”, 5”, 4 1/2”
Capacity:	150 ton, minimum
Amount:	2 for each casing size
H.2 Casing Slips
Type:	Multivalve leaf type
Make:	TaiXing,CHINA
Casing Size:	20”, 13 3/8”, 9 5/8”, 7”, 5”, 4 1/2”
Amount:	1 for each casing size
H.3 Single Joint Casing Elevators
Type:	Multivalve leaf type
Make:	TaiXing,CHINA
Casing Sizes:	20”, 13 3/8”, 9 5/8”, 7”, 5”, 4 1/2”
Amount	1 for each casing
H.4 Casing Elevators/Slips (Pneumatic)
Type:	RuDong, CHINA
Make:	Pneumatic Casing Elevator
Capacity:	450 ton
Casing:	13 3/8”, 11-3/4”, 9 5/8”, 7”, 5-1/2”, 5” and 4 1/2”
Amount:	One set (2 Slips and 1 elevator)
H.5 Elevator Links
Type:	Single-joint
Characteristics	3 1/2” × 180”, 3 1/2” × 132” and 2-3/4” × 108”
Capacity:	500 ton and 350 tons
Amount:	1 of each type
H.6 Drill Pipe and Casing Tongs
Type:	“B”
Make:	RuDong, CHINA
Range:	2 3/8” — 20”
H.7 DP Elevators
Tubing Range	2 3/8” — 5”
Type:	Drilling Pipe19.5 bls/ft
Capacity	350 Tons
Amount	1 set for each size
H.8 Tubing Elevators
Tubing Range	2 3/8” — 5 1/2”
Type:	Tubing pipe
Capacity	250 Tons
Amount	1 of each
H.9 Slips for DP
Type:	Tri-pieces type
Make:	RuDong, CHINA
Tubing:	3-1/2, 5”
Amount:	2 for each DP size

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

H.10 Drill Collar Slips
Type:	Mul-pieces type
Make:	RuDong, CHINA
Portable Mechanisms:	Compatible to the drill dollars and this annex
Amount:	1 for each drill collar
H.11 Safety Clamps/Drill collar clamp
Type:	Mul-pieces type
Make:	CHINA
Characteristics:	Compatible with the tubulars in annex A
H.12 Internal Calibre — Guage (Calipers)
Characteristic	Center Orifice
Range	For the tubulars in annex A
H.13 Bit Breaker
Type:	Tricone Bits
Sizes:	26", 17-1/2", 12-1/4", 8-1/2", 6", 5-7/8"
Amount:	1 for each Bit size
H.14 Mud Buckets
Type:	FP-5"/FP-4"
Utilization:	Drill Pipe sizes 5", 3-1/2", with the collection/discharge hose
H.15 Drill Pipe Power Tong
Type:	ZQ203-100
Range:	5"-7"
Description	16.6Mpa, Torque 10-100kN.m
H.16 Casing Power Tong
Type:	TQ13-3/8"-20
Range:	4"-13-3/8"
Description	16.6Mpa, Torque 10-100kN.m
H.17 Bit Gauge and Nozzle Pliers	Available for all bit and nozzle size
H.18 Casing/tubing Drifts	2-7/8" 6.5ppf tubing; 4-1/2" 11.6&13.5ppf; 7" 29&32ppf; 9-5/8" 47&53.5ppf; 13-3/8" 54.5&68ppf; 20" 106.5&133ppf casing.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

I. DRILL PIPE
I.1. Drill Pipe
Amount:	16,000 ft	10,000 ft
OD, #/ ft, Range, Grade:	5", 19.5lbs/ft, R-☐ or N, S-135	3.5" 15.5lbs/ft, R-II, S-135
Type Connection:	4.5" IF (NC-50)	3.5" IF (NC-38)
Thread Protector	Pin + box	Pin + box
Hardbanding:	smooth	smooth
I.2 Pup Joints
OD, #/ft, Range, Grade:	5", 19.5 lbs/ft, R-11, S-135	3.5" 15.5 lbs/ft, R-11, S-135
Length:	4 1/2" IF (NC-50)	3 1/2" IF (NC-38)
5 ft long — Amount:	1	1
10 ft long — Amount:	1
15 ft long — Amount:	1
Pipe Thread Protectors:	Pin + box	Pin + box
Hardbanding:	Smooth	Smooth
I.3. HWDP
Amount	40
OD, Range:	5", R-☐
Length:	4 1/2" IF (NC-50)
Pipe Protectors	Pin + box
Hardbanding:	Smooth
I.4. Drill Collars

OD	9"	8"
ID:	3"	2-13/16"
Long:	30 ft	30 ft
Connection:	7-5/8" Reg.	6-5/8" Reg.
Amount:	6	12
Low Torque:	No	No
Spiral:	Yes	Yes
Stress Relive Cut:	Yes	Yes
Pipe Protectors:	Pin + box	Pin + box
Elevator Recess:	No	no
Lift Subs:	Yes	Yes
Recessed Cut	Yes	Yes
BSR	2.25 - 2.75
OD	4 3/4"	6 1/4"
ID:	2 1/4"	2-13/16"
Long:	30 ft	30 ft
Connection:	3 1/2" IF	4IF(NC46)
Amount:	15	20
Low Torque:	No	No
Spiral:	Yes	Yes
Stress Relive Cut:	Yes	Yes
Pipe Protectors:	Pin + box	Pin + box
Elevator Recess:	no	no
Lift Subs:	Yes	Yes
Recessed Cut	Yes	Yes
BSR	2.3 - 2.7
Note this 2 sets above pipe should have internal plastic cover

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

I.5. Bit Sub
Characteristics:	2 per following sizes, 7 5/8 Reg, 6 5/8 Reg, 4 1/2 Reg, 3 1/2 Reg With a float valve recess cut each
I.6. X-O Subs
Characteristics:	For all the Contractors equipment
Shock sub & drilling jar	Suitable to the BHA used
J. INSTRUMENTATION
J.1. Driller’s Console
Model:	Shanghai ShenKai
Include:	Weight Indicator EB Mud pump Pressure Gauge Pipe Tong wrench Torque Gauge Rotary Torque gauge (2) Stroke Counter RPM
J.2 Weight Indicator:
Type:	EB
Make:	Shenkai
J.3 Mud Pressure Gauge
Type:	YT160A
Make:	BaoJi, China
Description:	0-5000 psi
J.4 Torque Indicator
Make:	Shenkai
Capacity	0-73809lb/ft
J.5 RotaryTorque Indicator
Type:	USA, Varco
Make:	USA, Varco
Range:	0 — 500scale/0-36904 ft. lbs
J.6 RPM Gauge
Make:	USA, Varco
Description:	0-300RPM
J.7. Pumps Stroke Counter
Type:	Shanghai ShenKai
Make:	Shanghai ShenKai/China
Description:	0-200spm
Amount:	3
J.8. PVT System (mud volume)
Type:	Simens
Make:	Germany
Description:	Yes
J.9. Return Flow Indicator
Type:	Shanghai ShenKai
Make:	Shanghai ShenKai/China
J.10. Drilling Indicator( Digital)
Type:	Shanghai ShenKai
Make:	Shanghai ShenKai/China
Capable of Recording:	Weight of string Hook load Rotary RPM Rotary Torque ROP Pump Pressure Pumps strokes in operation Tank level (PVT) with Sound Alarm PumpStoke in Operation #2 (GPM)
J.11. TOTCO Deviation Tool
Make & Type:	Beijing China
Range:	0-10/0-20 Degrees. With clock and fishing head and fishing tool

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

K. SAFETY EQUIPMENT
K.1. Personnel Protection
Coveralls	Yes
Gloves:	Yes
Hard Hat:	Yes
Steel Toed Boots:	Yes
Safety Glasses:	Yes
Safety Belts	Yes
Dust mask (Chemical)	Yes
Ear Plugs	Yes
K.2. Eye Wash Station
Eye Wash Station	Yes
Amount:	3
Location:	1 drill floor, 1 shaker, 1 mud mixing area
K.3. Fire Extinguishers
CO2:	4kg 8 sets
Large Powder	Class ABC 35 kg portable wheel mounted 2 sets
Small Powder	8kg 18 units
Foam	Foam Actuators
Fire Fighting water supply	From rig drill water tank
K.4. Portable Fire Pump
Type:
Make:	Shanghai, China
Hoses:	1 set of hoses to reach all areas of the rig
Jets:	Water
K.5. Fire Detection System
Description:	Smoke detector
Location:	Entire camp offices, eating areas, sleepers and trailers
K.6. H2S Detection System
Make & Description:	Fixed Installation, USA
Amount & Location:	(2) LEL, (2) H2S. On the rig floor and shakers
K.7. Portable Gas Detector
Type:	USA
Description:	Explosive digital detector of flammable vapors, Oxygen deficiency, toxicity and presence of H2S with memory and transferable to microcomputer.
K.8. First Aid Equipment
Resuscitator	1 x 30 min resuscitator
Stretcher	1 set
Burn Protector	5 set
Portable Breathing Equipment	5 set
First Aid Kit	2 set
K.9. Alarm System
Description:	1 Set in English
K.10. 30 minute portable breathing system
Make:
Type:	SCBA positive pressure
Amount of equipment and regulators	10 — SCBA x 30 min.
Amount of bottles:	6
Rechargeable tanks:	Rechargeable
K.11. Breathing Mask
Description:	Escape Mask (H2S & Hydrocabon)
Amount:	10
K.12 Connections, plugs, light switches etc
Type	Anti-explosive
L. MISCELLANEOUS
L.1. Platform Air Compressors Station
Type:	LS12-50HH
Dimensions:	9.5m x 3m
Description:	2 X electric air compressors 1 X cold start compressor 1 X air heater 2 X air tanks

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

L.2. Air Compressor
Type:	LS12-50HH,
Make:	America sullair
Amount:	2
Motor:	50HP
Location:	Air source purified device
Air Heater	Air cooler
Characteristics	230 STF at 125 psi
L.3. Cold Start Compressor
Type:	YAMAHA electrical/manual
Make:	YAMAHA
Amount	1
L.4. Sub-Structure Air Tanks
Type:
Amount:	2, 4 + 2.5m3
Location:	At rear of the Sub-Structure
L.5. Internal Communications(No providing)
Type:
Utilization:
Location:
Amount	6
L.6. Radio Stations
Type:	Anti-explosive
Antenna:	9
Amount:
L.7. Speaker System	yes
Type:
Make:
Location:	Rig floor
Amount:
L.8. Front End Loader Forklift
Type	Capacity 5 ton
Make	China
Description	Drilling Tubular Handling with Safety clamp
Characteristics	Four Wheel drive, Front loading
Amount	1
L.9. Portable Water Tanks
Capacity of portable water tanks	1 tank 250Bls and 1 tank 62bbl
Filter System:	1 X water filter system
Hydo-Pneumatic Pump	yes
Electric Pump Motor	Yes
L.10 Industrial Water Tank Pumps
Make	China
Characteristic	With exit connection to fire fighting system
Type	3" x 2" with 9" impeller
Motor	20 HP, 2900RPM
Amount	2
L.11. High Pressure Cleaning System
Make:	China
Type:	Multi use high pressure with hoses
Capacity:	36 gallons per min. 1500 psi
Characteristics:	Motor Insulated against explosion
L.12. Diesel System
Type:	80m3
Description:	Necessary for rig operation w/pump
L.13. Storage House (Dry Mud and Chemical)
Capacity	400 sacks
L.14. Ditch Magnets
Amount	1
M. Top Drive
Make:	VARCO
Type:	TDS-11SA
Amount	1
Capacity	800HP and 55,000lb.ft
N. CEMENT SYSTEM	Not applicable
N.1 CEMENTING UNIT
type
Make
Maximum working pressure
Recirculating mixer, Make & type, Capacity/performance
Displacement tanks, Number, Volume/calibration
Supply lines for, mix water, drilling water, mud
Discharge manifold, Lines number & diameter, Working pressure
Gauges, Make & type, Number, Pressure range/units, Pressure recording device
Densimeter
N.2 CEMENTING MANIFOLD ON RIG FLOOR
Make & type	No available
Working pressure
End connection
N.3 CEMENT HEADS Working pressure

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

O. FISHING TOOLS
Note: Fishing tools for all the contractor’s down hole equipments. As per equipment list of GW89. Please be kindly noted that one set of fishing tool is used by both rigs.
Taper taps	3 1/2"	2
Taper taps	4 1/2"	2
Taper taps	5"	2
Die collars	5"	2
Junk mills	Φ290	2
Junk mills	Φ195	4
Junk mills	Φ145	2
Junk sub	280	1
Junk sub	195	1
Junk sub	143	1
Fishing Magnet	Φ200	1
Fishing Magnet	Φ290	1
Fishing Magnet	For 17-1/2" hole size	1
Fishing Magnet	Φ195	1
Reverse circulation junk basket	Φ280	1
Reverse circulation junk basket	Φ195	1
Reverse circulation junk basket	Φ140	1
Super fishing jar	6-1/2"	1
Fishing bumper sub	6-1/2"	1
Super fishing jar	8"	1
Fishing bump sub	8"	1
Overshot	11-1/4"	1
Basket grapple	Φ225.5	1
Overshot	10 3/4"	1
Basket grapple	Φ200	2
Mill control packer	Φ206	2
Basket grapple	Φ174	1
Mill control packer	Φ181	1
Basket grapple	Φ156	1
Mill control packer	Φ162	1
Overshot	7 7/8"	1
Spiral grapple	Φ156	2
Spiral grapple control	Φ161	2
Spiral grapple	Φ154	1
Basket grapple	Φ123	1
Mill control packer	Φ129	1
Overshot	5 5/8"	1
Basket grapple	Φ57	1
Mill control packer	Φ62	1
Basket grapple	Φ70	2
Mill control packer	Φ75	1
5 5/8" basket grapple	Φ86	2
Mill control packer	Φ91	1
5 5/8" Spiral grapple	Φ117	1
Spiral grapple control	Φ122	1
Releasing spear	9 5/8"	1
Grapple	Φ230	1
Grapple	Φ228	1
Grapple	Φ224	1
Releasing spear	7"	1
Grapple	Φ163	1
Grapple	Φ160	1
Releasing spear	5 1/2"	1
Grapple	Φ127	1
Grapple	Φ124	1

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

P. COMPARTMENTS AND TRAILERS
P.1. Compartment	Each trailer with 2 air conditioners
Trailer 1: (Operator)	8ft x 30ft. w/two compartments, One compartment for Company supervisors with sufficient size to include radio/communication equipment, another compartment sleeper with shower and toilet
Trailer 2: (Operator)	8ft x 30ft.w/two compartments, One compartment for Company geologists with sufficient size to include radio/communication equipment, another compartment sleeper with shower and toilet
Trailer 1: (Meeting room)	8ft x 30ft Office w/Meeting room Note: 3 tables with chairs, 4 drawer file cabinet, 3 chairs for visitors, drinking water dispenser, coffee table, coffee maker and 2 acrylic boards.
Trailer 2: (Contractor)	8ft x 30ft.w/two compartments. One compartment for senior personnel with shower and toilet. Another compartment for chief mechanic and chief electrician
Trailer 3-6: (Contractor)	8ft x 30ft 2 rooms w/2 singles beds, 2 lockers and bath Note: 2 room each with closet, 1 room with 2 single beds. Other room with lockers and 2 baths.
Trailer 7-8: (Contractor)	9ft x 30ft four compartments with 4 beds each compartment each compartment with heater and air conditioner
Trailer 9: (Contractor)	9ft x 40ft two compartments. One for local kitchen, other for storage.
Trailer 10: (Contractor)	9ft x 40ft two compartments. One for local dining room, other for storage.
Trailer 11: (Contractor)	9ft x 40ft two compartments. One for laundry room, other for local employee’s bath
Trailer 12: (Contractor)	10ft x 33ft Chinese dining room with TV and air conditioner
Trailer 13: (Contractor)	10ft x 33ft Chinese kitchen
Trailer 14: (Contractor)	10ft x 33ft Chinese storage
P.2 Tool shed
Type:
Dimensions:	7m x 2.4m
Description:	Contractors parts and equipment
P.3. Shop
Type:
Dimensions:	7m x 2.4m
Description:	Mechanical and Electrical Shed and Clean and orderly Ventilation
Q.WOOD-STEEL SUBSTRUCTURE BASE
Description	Wood-steel matting will be available for rig substructure, mud tanks, mud pumps, and power plant

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

PART 2

CONTRACTORS PERSONNEL

The Contractor’s Commercial and Technical Representative in Georgia is Liu Baihong, located in Patardzeuli, Georgia.

There are 48 rig personnel for the rig and 3 management personnel.

Details of positions are shown as the following:

Position	Number Assigned to Job	Nationality	Total Assigned
TOTAL	27		51
RIG:	24		48
Superintendent	1	Chinese	2
Toolpusher	2	Chinese	4
Chief Mechanic	1	Chinese	2
Chief Electrician	1	Chinese	2
Driller	2	Chinese	4
Asst Driller	2	Georgia	4
Derrickman	2	Georgia	4
Floorman	4	Georgia	8
Roustabout	2	Georgia	4
Mechanic	2	Georgia	4
Electrician	2	Georgia	4
Welder	1	Georgia	2
Rig Medic/HSE officer	1	Chinese	2
Camp Boss	1	Chinese	2
MANAGEMENT:	3		3
Project manager	1	Chinese	1
Deputy project manager	1	Chinese	1
Administrative manager	1	Georgia	1

Note: the crew rotation schedule is 90 days on and 90 days off.

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

PART 3

CONTRACTORS BASE

The Contractor’s Office Bases are located in: Patardzeuli, Georgia

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

SCHEDULE VII

Checklist of Responsibilities for Services and Materials (for day rate contract only)

To be provided by Company, at Company cost 1
To be provided by Contractor, reimbursed by Company 2
To be provided by Contractor, at Contractor cost 3
1.	EQUIPMENT
1.1	Well Equipment
1.1.1	Wellheads and associated equipment including:-
	(a)	Wellhead Housings	1
	(b)	Casing Hangers	1
	(c)	Spacer Spools for BOP/Wellhead space out	3
	(d)	Wellhead Seal Assemblies	1
	(e)	Wear bushings	1
	(f)	Bell Nipples	3
	(g)	Xmas Tree	1
	(h)	X Overs to wellhead housings	1/2
1.1.2	Wellhead and Xmas Tree testing tools		1
1.1.3	Cementing Unit		1
1.1.4	Production tubing, cementing and associated Equipment including:		1
	(a)	Production tubing, sucker rods
	(b)	Cement retainers
1.1.5	Completion tools and equipment including:-		1
	(a)	Packers, downhole pumps
	(b)	Valves
	(c)	Installation tools
1.1.6	Permanent or special installations including services and equipment for controlling blowouts		1
1.17	Well testing equipment		1
1.2	Downhole equipment
1.2.1	Drill String items not listed in Schedule VI including:
	(a)	Bits	1
	(b)	Stabilizers	1
	(c)	Reamers, under reamers	1
	(d)	Junk subs, casing scrapers	3
	(e)	Drill Collars	3
	(f)	Crossovers for Contractor’s	3
	(g)	Downhole equipment	1
1.2.2	Repair or replacement of drill string items lost or damaged in hole
	(a)	Due to Contractor’s default	3
	(b)	Due to Company’s default	1 or 2

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

1.2.3	Coring equipment including:	1
	(a) Core Barrel
	(b) Coring bits
1.2.4	Fishing tools as specified in Schedule VI	3
1.2.5	Use of fishing tools as in case of Contractor’s negligence.	3
1.2.6	Inspection/Repair/replacement of fishing tools in Schedule VI except when fishing due to Contractors negligence.	2
1.2.7	Fishing tools other than those specified in Schedule VI as agreed by Company Representative	1 or 2
1.2.8	Swabbing equipment	1 or 2
1.2.9	Special drill string and associated equipment not listed in Schedule VI:
	(a) drill pipe, drill collars x over subs etc.	1 or 2
	(b) fishing tools and jars	1 or 2
	(c) tongs, slips and elevators	1 or 2
	(d) B.O.P. pipe rams	1 or 2
	(e) inspection of small drill string pre-hire and post hire	1 or 2
	(f) transport and handling of special drill string	1 or 2
1.3	Mud system equipment
1.3.1	Basic mud test kit	3
1.3.2	Vibrating screens for shale shakers and solids control unit	1 or 2
1.3.3	Mud pump fluid end parts	3
1.3.4	Mud logging equipment	1
1.4	BOP Equipment
1.4.1	Seals in BOP equipment, initial supply in good condition	3
1.4.2	Seals in BOP replacements including:
	(a) ram rubbers	3
	(b) ram door seals	3
	(c) ring gasket (bop to wellhead and between bops)	3
	(d) kill and choke line gates, seals	3
	(e) upper and lower kelly cocks	3
1.4.3	BOP control system parts and maintenance	3
1.4.4	BOP control system and valve repair kits	3
1.5	Miscellaneous equipment
1.5.1	All spares, parts and services required for care and maintenance of Company’s equipment	1
1.5.2	Radio and communication equipment and charges for Company use	1
1.5.3	Well logging equipment	1
	(electric wireline services), including tool rental

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

1.5.4	Forklift	3
1.5.5	Firefighting equipment — Location & camp	3
1.5.6	Craneage for Contractor’s and Company’s equipment and services at well Location	1 or 2
1.5.7	Office/Living accommodation for Contractor Personnel	3
1.5.8	Office/Living accommodation for Company and other Contractor Personnel
	(a) up to ten persons	3
	(b) more than ten persons	1 or 2
2.	CONSUMABLES
2.1	Well consumables
2.1.1	Mud related chemicals	1
2.1.2	Cement	1
2.1.3	Completion fluid	1
2.1.4	Drilling water	1
2.2	General consumables
2.2.1	Lubes and greases for Contractor’s machinery and equipment	3
2.2.2	All other lubes, greases, etc. including:-
	(a) Production tubing thread lubricants	1
	(b) B.O.P./Hydraulic fluid	3
2.2.3	Pipe dope	3
2.2.4	Cleansing fluids, solvents etc.	3
2.2.5	Supply of potable water	1 or 2
2.2.6	Fuel	1
2.2.7	Welding sets and consumables for maintenance of Contractor’s equipment including:	3
	(a) Gasses
	(b) Rods
	(c) Nozzles
2.2.8	Welding consumable for Company’s requirement including steel sheet, angles, pipe work etc.	1 or 2
2.2.9	Fabrication materials including steel sheet, angles, pipework etc. for Contractor’s requirements	3
2.2.10	Fabrication materials including steel sheet, angles, pipe work, etc. for Company’s requirements	2
2.2.11	Paint and other surface coatings for Contractor’s equipment	3

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

3.	SERVICES
3.1	Well services
3.1.1	Mud engineering and supervision	1
3.1.2	Mud logging	1
3.1.3	Electric logging services and perforating services	1
3.1.4	Specialized fishing services	1
3.1.5	Well testing services	1
3.1.6	Geological services including log analysis and core analysis	1
3.1.7	Cementing, pumping services	1
3.2	Inspection Services
3.2.1	Drill string inspection prior to this Contract	3
3.2.2	Drill string inspection during the currency of this Contract and at completion of Work	1 or 2
3.3	Rig services
3.3.1	Drilling Location and access road	1
3.3.3	Welding services beyond those provided by any available Rig Welders	1
3.4	Transport
3.4.1	All road and rail transport for equipment and services for moving equipment of Company between Company’s base and rig Location	1
	Transport of Contractor’s equipment to and from well Location	3
3.4.2	All road and air transport equipment and services for moving personnel of Company	1
	Transport for Company’s rigsite equipment during rig moves	1 or 2
	Transport for Contractor’s equipment during rig moves	3
	Transport for Contractor’s personnel during rig moves, mobilization and demobilization operations	3
3.5	Base and Site Facilities
3.5.1	Base facilities including warehouse space and open storage sufficient to meet Contractor’s reasonable needs	3
3.5.2	Site accommodation for Contractor’s personnel	3

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services

3.5.3	Site accommodation/facilities for Company’s personnel	1 or 2
3.5.4.1	Toilet facilities	3
3.5.4.2	Camp water	1
3.5.5	Site Security	1
3.5.6	Site services — drill water, waste/sewerage disposal	1
3.5.8	Oil spill and clean up services for spills from Contractor’s equipment	3
3.6	Miscellaneous
3.6.1	Overtime beyond normal work schedule and when requested by Company	2
3.6.2	Overtime and crew expenses arising from delay in transport provided by Contractor	3
3.6.3	Additional personnel required by Company	2
3.6.4	At rig Location first aid medical services, equipment and supplies	2
3.6.5	All customs duties, fees, licences, taxes or similar charges in connection with import or export of equipment, spare parts and supplies of Company and Contractor	1
3.6.6	Care and cleaning of equipment of Company placed at rig Location	3
3.6.7	Labor at rig Location for loading and unloading all equipment, materials and supplies of Company and Contractor	3
3.6.8	Automobile transport for Contractor’s personnel	3
3.6.9	Fire fighting services for major incident	1

Contract No. GN - 070/RIG/NOC
Provision of Drilling Rig Services